                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                      3-DIMENSIONAL PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of registrant as specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee: (Check the appropriate box):

[ ]  No fee required

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         Common Stock, $0.001 par value

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:
         22,595,758 shares of Common Stock, options to purchase 1,162,531 shares of Common Stock and warrants exercisable for 101,829 shares of Common Stock

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $5.74

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction: $133,894,450

        ------------------------------------------------------------------------

     5)  Total fee paid: $12,318.29

        ------------------------------------------------------------------------

[ ]  Fee paid previously with written preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount previously paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

--------------------------------------------------------------------------------

                [3-DIMENSIONAL PHARMACEUTICALS, INC. LETTERHEAD]

                                                                          , 2003

Dear Stockholder:

     You are cordially invited to attend the special meeting of stockholders of
3-Dimensional Pharmaceuticals, Inc., to be held on           , 2003, at 10:00
a.m., local time, at our corporate headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067.

     At the special meeting, we will ask you to adopt the merger agreement among our company, Johnson & Johnson and a wholly owned subsidiary of Johnson & Johnson. If the merger is completed, you will be entitled to receive $5.74 in cash, without interest, for each share of our common stock that you own.

     Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the merger agreement, the merger and the transactions described in the merger agreement are fair to and in the best interests of our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     Your vote is important. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of our shares of common stock outstanding and entitled to vote at the special meeting. Failure to submit a signed proxy or vote in person at the special meeting will have the same effect as a vote against the adoption of the merger agreement. Only stockholders who owned shares of our common stock at the close of business
on        , 2003 will be entitled to vote at the special meeting.

     Certain of our stockholders have entered into a stockholder agreement in which they agreed to vote, in the aggregate, [7,456,600] shares of common stock (representing approximately [33%] of our outstanding shares) in favor of adopting the merger agreement.

     PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY. If you hold your shares in "street name", you should instruct your broker how to vote in accordance with your voting instruction form.

     This proxy statement explains the proposed merger and merger agreement and provides specific information concerning the special meeting. Please review this document carefully.

                                          Sincerely,

                                            /s/ DAVID C. U'PRICHARD, PH.D.
                                          --------------------------------------
                                                David C. U'Prichard, Ph.D.
                                                 Chief Executive Officer

     This proxy statement is dated        , 2003, and is first being mailed to
stockholders of 3-Dimensional Pharmaceuticals, Inc. on or about        , 2003.

                      3-DIMENSIONAL PHARMACEUTICALS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON          , 2003

To the stockholders of 3-Dimensional Pharmaceuticals, Inc.:

     We will hold a special meeting of the stockholders of 3-Dimensional Pharmaceuticals, Inc. at our corporate headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, on
       , 2003, at 10:00 a.m., local time, and any adjournments or postponements thereof, for the following purposes:

          1. To consider and vote upon a proposal to adopt the merger agreement among Johnson & Johnson, Longbow Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson and us. In the merger, we will become a wholly owned subsidiary of Johnson & Johnson, and each outstanding share of our common stock will be converted into the right to receive $5.74 in cash, without interest; and

          2. To transact such other business that may properly come before the special meeting and any adjournments or postponements of the special meeting, including, if submitted to a vote of the stockholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

     We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

     Only stockholders who owned shares of our common stock at the close of
business on        , 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting. This proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give this information your careful attention. Under Delaware law, holders of our common stock who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the Delaware law procedures explained in the accompanying proxy statement. See "The Merger -- Appraisal Rights" on page 25.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement. Any stockholder present at the special meeting, including any adjournments or postponements of it, may revoke such stockholder's proxy and vote personally on the proposal to adopt the merger agreement. Executed proxies with no instructions indicated thereon will be voted "FOR" the adoption of the merger agreement. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote against the adoption of the merger agreement.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                          By order of the board of directors,

                                          Sincerely,

                                                 /s/ SCOTT M. HORVITZ
                                          --------------------------------------
                                                     Scott M. Horvitz
                                                        Secretary

Yardley, Pennsylvania
       , 2003

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................  Q-1
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Special Meeting.......................................    1
  The Merger................................................    2
  Recommendation of our Board of Directors..................    3
  Opinion of our Investment Banker..........................    3
  Interests of Our Directors and Executive Officers In The
     Merger.................................................    3
  Material U.S. Federal Income Tax Consequences of the
     Merger.................................................    4
  Accounting Treatment of the Merger........................    4
  Appraisal Rights..........................................    4
  The Paying Agent..........................................    5
  Regulatory Filings and Approvals Required to Complete the
     Merger.................................................    5
  The Merger Agreement......................................    5
  Termination of the Merger Agreement.......................    5

THE COMPANIES...............................................    6
  3-Dimensional Pharmaceuticals, Inc. ......................    6
  Johnson & Johnson.........................................    6
  Longbow Merger Sub, Inc. .................................    7

THE SPECIAL MEETING.........................................    7
  Date, Time and Place......................................    7
  Purpose of the Special Meeting............................    7
  Record Date; Shares Entitled to Vote; Quorum..............    7
  Vote Required.............................................    8
  Shares Owned by Our Directors and Executive Officers and
     Their Associates.......................................    8
  Voting of Proxies.........................................    8
  Revocability of Proxies...................................    8
  Solicitation of Proxies...................................    9

THE MERGER..................................................   10
  Background of the Merger..................................   10
  Reasons for the Merger....................................   14
  Recommendation of Our Board of Directors..................   16
  Opinion of Our Investment Banker -- Lazard Freres & Co.
     LLC....................................................   17
  Interests of Our Directors and Executive Officers in the
     Merger.................................................   20
  Material U.S. Federal Income Tax Consequences.............   23
  Regulatory Approvals......................................   25
  Accounting Treatment......................................   25
  Appraisal Rights..........................................   25
  Delisting and Deregistration of Our Common Stock..........   27
  Structure of the Merger...................................   28
  Effective Time of the Merger..............................   28
  The Merger Consideration..................................   28

  Treatment of Our Stock Options and Restricted Stock.......   28
  Treatment of Our Warrants.................................   29
  Surrender of Stock Certificates...........................   29
  Lost Certificates.........................................   30
  Unclaimed Amounts.........................................   30

THE MERGER AGREEMENT........................................   31
  Representations and Warranties............................   31
  Covenants.................................................   32
  Directors' and Officers' Indemnification, Advancement of
     Expenses, Exculpation and Insurance....................   35
  Employee Benefits Matters.................................   35
  Efforts to Consummate the Merger..........................   36
  Conditions to the Completion of the Merger................   37
  No Solicitation...........................................   39
  Termination...............................................   40
  Amendment, Extension and Waiver...........................   42
  Fees and Expenses.........................................   42

STOCKHOLDER AGREEMENT.......................................   43
  Voting Arrangements and Related Provisions................   43
  Termination...............................................   43

PRINCIPAL STOCKHOLDERS......................................   44
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.........   46
OTHER MATTERS...............................................   47
FUTURE STOCKHOLDER PROPOSALS................................   47
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   47
WHERE YOU CAN FIND ADDITIONAL INFORMATION...................   47
ANNEXES:
Annex A -- Agreement and Plan of Merger.....................  A-1
Annex B -- Stockholder Agreement............................  B-1
Annex C -- Opinion of Lazard Freres & Co. LLC...............  C-1
Annex D -- Section 262 of the Delaware General Corporation
  Law.......................................................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT WILL HAPPEN TO 3-DIMENSIONAL PHARMACEUTICALS, INC. AS A RESULT OF THE
   MERGER?

A: If the merger is completed, we will become a wholly owned subsidiary of Johnson & Johnson.

Q: WHAT WILL HAPPEN TO MY SHARES OF 3-DIMENSIONAL PHARMACEUTICALS, INC. COMMON
   STOCK AFTER THE MERGER?

A: Upon completion of the merger, each share of our outstanding common stock will automatically be canceled and will be converted into the right to receive a per share amount equal to $5.74 in cash, without interest.

Q: WHAT WILL HAPPEN TO MY OPTIONS AFTER THE MERGER?

A: Pursuant to the merger agreement, we have taken all action necessary to adjust the terms of all outstanding options to acquire shares of our common stock, whether vested or unvested, to provide that, upon completion of the merger, each option outstanding immediately prior to the completion of the merger will be canceled and the holder of that option will be entitled to receive a single lump sum cash payment equal to the number of shares of our common stock for which the option was exercisable, multiplied by the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the option. No payment will be made with respect to options that have per share exercise prices equal to or greater than $5.74.

Q: WHAT WILL HAPPEN TO MY WARRANTS AFTER THE MERGER?

A: Pursuant to the merger agreement, we have taken any action necessary, including obtaining any required consents, to cause each warrant to acquire shares of our common stock that is outstanding immediately prior to the completion of the merger to be canceled in exchange for a cash payment equal to the number of shares of our common stock subject to the warrant, multiplied by the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the warrant. No payment will be made with respect to warrants that have per share exercise prices equal to or greater than $5.74.

Q: WILL THE MERGER BE TAXABLE TO ME?

A: Generally, yes. The receipt of $5.74 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize taxable gain or loss as a result of the merger measured by the difference, if any, between $5.74 per share and your adjusted tax basis in that share.

       You should read "The Merger -- Material U.S. Federal Income Tax Consequences" beginning on page 23 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Q: DOES OUR BOARD OF DIRECTORS RECOMMEND THE ADOPTION OF THE MERGER AGREEMENT?

A: Yes. Our board of directors recommends that our stockholders adopt the merger agreement. Our board of directors considered many factors in deciding to recommend the adoption of the merger agreement, including the premium to current market prices offered by Johnson & Johnson. The $5.74 cash per share merger consideration represents an 89% premium to the closing price of our common stock on January 15, 2003, the last trading day before announcement of the signing of the merger agreement, and an 87% premium to the average closing price of our common stock over the twenty trading day period up to and including January 15, 2003.

Q: WHAT VOTE OF OUR STOCKHOLDERS IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: For us to complete the merger, stockholders holding at least a majority of the outstanding shares of our common stock must vote "FOR" the adoption of the merger agreement.

Q: AM I ENTITLED TO APPRAISAL RIGHTS?

A: Yes. Under Delaware law, holders of our common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the Delaware law procedures explained in this proxy statement.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of the adoption of the merger agreement.

Q: WHAT HAPPENS IF I DO NOT SUBMIT A PROXY OR VOTE IN PERSON AT THE SPECIAL
   MEETING?

A: Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement. The special meeting will take place on
                 , 2003, at 10:00 a.m., local time, at our corporate
       headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill
       Road, Suite 300, Yardley, PA 19067. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to us prior to the special meeting at Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067 Attention: Secretary. Third, you can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Q: IF MY 3-DIMENSIONAL PHARMACEUTICALS, INC. SHARES ARE HELD IN "STREET NAME" BY
   MY BROKER OR BANK, WILL MY BROKER OR BANK VOTE MY SHARES FOR ME?

A: Your broker or bank will vote your 3-Dimensional Pharmaceuticals, Inc. shares only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of 3-Dimensional Pharmaceuticals, Inc. stock certificates. Please do not send in your stock certificates with your proxy.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We currently expect to complete the merger promptly following our special meeting, which is scheduled for
                      , 2003.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact us at 3-Dimensional Pharmaceuticals, Inc., Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067,
       (267) 757-7200, Attention: Secretary.

                                    SUMMARY

     This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you. See also "Where You Can Find Additional Information" on page
47. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

THE COMPANIES

     3-Dimensional Pharmaceuticals, Inc., Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Yardley, Pennsylvania, 19067, Telephone: (267) 757-7200 (see page 6). 3-Dimensional Pharmaceuticals, Inc. is a small molecule drug discovery and development business that applies the latest technology in high throughput screening, combinatorial chemistry, x-ray crystallography, structure-based drug design and cheminformatics to discover and develop new drugs in the areas of oncology, inflammation and metabolic and cardiovascular diseases. Until January 2002, when we in-licensed a compound, all of the drug candidates in our pipeline were discovered using all or a major portion of our integrated set of proprietary technologies called DiscoverWorks(R). We believe DiscoverWorks increases the productivity of the drug discovery process by making it faster than traditional drug discovery methods and by providing our scientists with the ability to design characteristics into drug candidates that increase the probability of development success. We use DiscoverWorks to discover and develop drugs for our own pipeline and in collaboration with pharmaceuticals companies. Since December 2001, we have had a collaboration agreement with Johnson & Johnson Pharmaceutical Research & Development, L.L.C. ("J&J PRD"), a wholly owned subsidiary of Johnson & Johnson, under which we use our DiscoverWorks technology to discover and optimize small molecule drug leads directed toward drug targets identified by J&J PRD. 3-Dimensional Pharmaceuticals, Inc. has research operations in Exton, Pennsylvania and Cranbury, New Jersey.

     Our most advanced discovery and development program has been designed to discover and develop orally administered thrombin inhibitors to inhibit the formation of blood clots. Our partner in the development of this program is J&J PRD, which succeeded to the rights of Centocor, Inc., another wholly owned subsidiary of Johnson & Johnson. Under our current agreement with J&J PRD, J&J PRD acquired worldwide rights to our orally active direct thrombin inhibitor program. Since entering into the collaboration, the companies have expanded it to include inhibitors of other targets. In February 2003, the research term of the agreement was extended through December 2003.

     Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933,
Telephone: (732) 524-0400 (see page 6). Johnson & Johnson, with approximately 108,300 employees, is one of the world's largest manufacturers of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets. Johnson & Johnson has more than 198 operating companies in 54 countries around the world, selling products in more than 175 countries.

     Longbow Merger Sub, Inc., One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Telephone: (732) 524-0400 (see page 7). Longbow Merger Sub, Inc. is a wholly-owned subsidiary of Johnson & Johnson. Longbow Merger Sub, Inc. was formed solely for the purpose of facilitating our acquisition by Johnson & Johnson.

THE SPECIAL MEETING

     Date, Time and Place (see page 7). The special meeting of our stockholders will be held at our corporate headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, at 10:00 a.m., local
time, on           , 2003. At the special meeting, our stockholders will be
asked to adopt the merger agreement.

     Record Date, Voting Power (see page 7). Our stockholders are entitled to vote at the special meeting if they owned shares of our common stock as of the
close of business on           , 2003, the record date. On the record date,
there were           shares of our common stock entitled to vote at the
special meeting. Stockholders will have one vote at the special meeting for each share of our common stock that they owned on the record date.

     Voting and Revocability of Proxies (see page 8). Stockholders should complete, date and sign the accompanying proxy and promptly return it in the pre-addressed accompanying envelope. Brokers or banks holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers or banks will provide stockholders with directions on how to instruct the broker or bank to vote the shares. All properly executed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to us, the underlying shares will be voted "FOR" the adoption of the merger agreement.

     We do not expect any other business to come before the special meeting. If other business properly comes before the special meeting, the persons named as proxies will vote in accordance with their judgment.

     A stockholder may revoke its proxy at any time prior to use by delivering to our Secretary a signed notice of revocation or a later-dated, signed proxy. In addition, a stockholder may revoke its proxy by delivering to the chairman of the special meeting, on the day of the special meeting, a signed notice of revocation or a later-dated signed proxy. A stockholder also may revoke such stockholder's proxy by attending the special meeting and voting in person. Attendance at the special meeting does not in itself result in the revocation of a proxy or cause shares to be voted.

     Vote Required (see page 8). The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of our common stock outstanding at the close of business on the record date.

     Shares Owned by Our Directors, Executive Officers and Their Associates (see page 8). On the record date, our directors, executive officers and their
associates beneficially owned and were entitled to vote [     ] shares of our
common stock, which represented approximately [     ]% of the shares of our
common stock outstanding on that date.

     Stockholder Agreement (see page 43). Certain of our stockholders have entered into a stockholder agreement with Johnson & Johnson. Under the terms of the stockholder agreement, these stockholders have agreed to vote, in the aggregate, [7,456,600] shares of our common stock (representing approximately [33%] of our outstanding shares) in favor of the merger and to take certain related actions. A copy of the stockholder agreement is included in this proxy statement as Annex B. You are encouraged to read it carefully and in its entirety.

     Solicitation of Proxies and Expenses (see page 9). We will bear the cost and expense associated with the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from our stockholders by telephone, internet, facsimile, or other electronic means or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

THE MERGER

     Structure of the Merger (see page 28). This proxy statement relates to the proposed acquisition of our company by Johnson & Johnson pursuant to a merger agreement, dated as of January 15, 2003, among Johnson & Johnson, Longbow Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson, and us. If the merger is completed, we will become a wholly owned subsidiary of Johnson & Johnson.

     Consideration (see page 28). At the closing of the merger, our stockholders will be entitled to receive, for each share of our common stock they hold, $5.74 in cash, without interest. Based on the number of shares of our common stock outstanding on January 15, 2003 and assuming the conversion of all options, warrants and other securities exchangeable or exercisable for our common stock, the aggregate consideration paid by Johnson & Johnson to our stockholders will be $133,894,450.

     Options (see page 28). Pursuant to the merger agreement, we have taken all action necessary to adjust the terms of all outstanding options to acquire shares of our common stock, whether vested or unvested, to provide that, upon completion of the merger, each option outstanding immediately prior to the completion of the merger will be canceled and the holder of that option will be entitled to receive a single lump sum cash payment equal to the number of shares of our common stock for which the option was exercisable, multiplied by the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the option; provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the option.

     Warrants (see page 29). Pursuant to the merger agreement, we have taken any action necessary, including obtaining any required consents, to cause each warrant to acquire shares of our common stock outstanding immediately prior to the completion of the merger to be canceled in exchange for a lump sum cash payment equal to the number of shares of our common stock subject to the warrant, multiplied by the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the warrant; provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the warrant.

     Closing. We expect to close the merger as soon as practicable after the adoption of the merger agreement by our stockholders and after all other conditions to the merger have been satisfied or waived. At present, we anticipate that the closing will occur promptly following the special meeting of our stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS (SEE PAGE 16)

     Our board of directors has determined that the merger agreement is advisable, and that the terms of the merger agreement and the transactions described in the merger agreement are fair to, and in the best interests of, our stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF OUR INVESTMENT BANKER (SEE PAGE 17)

     Lazard Freres & Co. LLC acted as our investment banker in connection with the proposed merger. We requested that Lazard, in its role as investment banker, evaluate the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock, except for Johnson & Johnson and its affiliates, pursuant to the merger agreement. On January 15, 2003, Lazard delivered its oral opinion, which it subsequently confirmed in writing, to our board of directors that, as of January 15, 2003, based upon and subject to the considerations set forth in its opinion, the consideration to be received by holders of our common stock, except for Johnson & Johnson and its affiliates, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

     THE FULL TEXT OF LAZARD'S FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LAZARD IN RENDERING ITS OPINION, IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX
C. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. LAZARD'S OPINION WAS ADDRESSED TO OUR BOARD OF DIRECTORS, RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF OUR COMMON STOCK, OTHER THAN JOHNSON & JOHNSON AND ITS AFFILIATES, PURSUANT TO THE MERGER AGREEMENT AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF OUR COMMON STOCK AS TO HOW TO VOTE ON THE MERGER OR ANY OTHER MATTER RELATING THERETO.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 20)

     In considering the recommendation of our board of directors to vote for the proposal to adopt the merger agreement, you should be aware that all of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. These interests include the following:

     - Dr. Salemme, our President and Chief Scientific Officer, will have a consulting arrangement with Johnson & Johnson;

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

     - Dr. Bone, our Senior Vice President, Research and Development, agreed to an amendment to his Change in Control Agreement and had discussions with Johnson & Johnson about continuing employment;

     - each option, whether or not it is vested, to purchase our common stock held by directors and executive officers, as well as our employees, will be canceled upon the completion of the merger in exchange for a cash payment equal to the excess of the $5.74 per share merger consideration over the per share option exercise price, multiplied by the number of shares of our common stock subject to the option;

     - the restrictions on certain shares of our common stock held by Dr. U'Prichard, our Chief Executive Officer, and Mr. King, a director, will lapse upon the completion of the merger;

     - all of our executive officers will become entitled to receive severance payments and the continuation of certain employee benefits for periods ranging from nine months to two years (or, at the option of the payor, the cash value of the after-tax cost of such benefits to such executive officers) in the event that their employment is terminated under certain circumstances before or within two years after the completion of the merger; and

     - the terms of the merger agreement provide for the continued indemnification and liability insurance coverage of our current directors and executive officers.

     Our board of directors was aware of these interests and considered them, among other matters, when approving the merger. For a more complete description, see "The Merger -- Interests of Our Directors and Executive Officers in the Merger".

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 23)

     The receipt of $5.74 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally you will realize a taxable gain or loss as a result of the merger measured by the difference, if any, between $5.74 per share and your adjusted tax basis in that share. The receipt of cash in exchange for the outstanding options and warrants will be a taxable transaction for U.S. federal income tax purposes. Holders of options and warrants (other than those persons who received such options or warrants in connection with their employment by, or provision of services to, us) will generally recognize a gain or loss equal to the difference between the amount of cash they receive and their adjusted tax basis, if any, in the options or warrants surrendered.

     You should read "The Merger -- Material U.S. Federal Income Tax Consequences" beginning on page 23 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor to fully understand the tax consequences of the merger to you.

ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE 25)

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." This means that Johnson & Johnson will treat us as a separate entity for periods prior to the completion of the merger and, thereafter, our financial results will be consolidated with Johnson & Johnson's financial results.

APPRAISAL RIGHTS (SEE PAGE 25)

     Stockholders who do not wish to accept the $5.74 per share cash consideration payable pursuant to the merger may seek, under Delaware law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the $5.74 in cash per

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

share merger consideration. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

     - you must not vote in favor of the proposal to adopt the merger agreement;

     - you must make a written demand on us for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement at the special meeting; and

     - you must hold your shares of record continuously from the time of making a written demand for appraisal until the completion of the merger.

     Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

     Annex D to this proxy statement contains the relevant provisions of Delaware law relating to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

THE PAYING AGENT

     JPMorgan Chase or another comparable institution will act as the paying agent in connection with the merger.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER (SEE PAGE 25)

     The merger is subject to discretionary review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the required waiting period has ended. Both Johnson & Johnson and we filed the required notification and report forms on February 5, 2003. The completion of the merger also is subject to compliance with applicable laws of the State of Delaware.

THE MERGER AGREEMENT (SEE PAGE 31)

     The merger agreement provides a detailed description of the company after the merger, our representations and warranties to Johnson & Johnson, covenants relating to the conduct of our business, consents and approvals required for and conditions to the completion of the merger and our ability to consider other acquisition proposals. The merger agreement also provides for the automatic conversion of shares of our common stock into the right to receive the $5.74 per share merger consideration at the effective time of the merger and instructions on how to exchange certificates representing shares of our common stock for the merger consideration.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 40)

     The merger agreement contains provisions addressing the circumstances under which Johnson & Johnson or we may terminate the merger agreement. In addition, the merger agreement provides that, in certain circumstances, we may be required to pay Johnson & Johnson a termination fee of $5,480,000. For a more complete description, see "The Merger Agreement -- Termination" and "-- Fees and Expenses".

 A COPY OF THE MERGER AGREEMENT IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX A.
     YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY AND IN ITS ENTIRETY.

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

                                 THE COMPANIES

3-DIMENSIONAL PHARMACEUTICALS, INC.

     We are a small molecule drug discovery and development business that applies the latest technology in high throughput screening, combinational chemistry, x-ray crystallography, structure-based drug design and cheminformatics to discover and develop new drugs in the areas of oncology, inflammation, and metabolic and cardiovascular diseases. Until January 2002, when we in-licensed a compound, all of the drug candidates in our pipeline were discovered using all or a major portion of our integrated set of proprietary technologies called DiscoverWorks(R). We believe DiscoverWorks increases the productivity of the drug discovery process by making it faster than traditional drug discovery methods and by providing our scientists with the ability to design characteristics into drug candidates that increase the probability of development success. We use DiscoverWorks to discover and develop drugs for our own pipeline and in collaboration with pharmaceuticals companies. Since December 2001, we have had a collaboration agreement with Johnson & Johnson Pharmaceutical Research & Development, L.L.C. ("J&J PRD"), a wholly owned subsidiary of Johnson & Johnson, under which we use our DiscoverWorks technology. 3-Dimensional Pharmaceuticals, Inc. has research operations in Exton, Pennsylvania and Cranbury, New Jersey.

     Our most advanced discovery and development program has been designed to discover and develop orally administered thrombin inhibitors to inhibit the formation of blood clots. Our partner in the development of this program is J&J PRD, which succeeded to the rights of Centocor, Inc., another wholly owned subsidiary of Johnson & Johnson. Under our current agreement with J&J PRD, J&J PRD acquired worldwide rights to our orally active direct thrombin inhibitor program. Since entering into the collaboration, the companies have expanded it to include inhibitors of other targets. In February 2003, the research term of the agreement was extended through December 2003. After our thrombin inhibitor program, our next most advanced program is our pre-IND thrombopoietin (TPO) mimetic drug candidate for treating people with low blood platelet counts which is expected to begin human clinical trials in 2003.

     To date, substantially all of our revenue has been from corporate collaborations, license agreements, government grants and public and private sales of our equity securities. We recognized $18.2 million in revenue during the first nine months of 2002, and our existing collaborations and grants are estimated to provide revenue in 2002 of approximately $24.0 million. We have incurred substantial operating losses since our inception in 1993. As of September 30, 2002, our accumulated deficit was $88.4 million.

     We were incorporated in the State of Delaware in 1993, and we currently have approximately 200 employees. The address of our principal executive offices is Three Lower Makefield Center, Suite 300, 1020 Stony Hill Road, Yardley, PA 19067, and the telephone number at that address is (267) 757-7200. Additional information regarding our business is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 47.

JOHNSON & JOHNSON

     Johnson & Johnson, with approximately 108,300 employees, is one of the world's largest manufacturers of health care products, as well as a provider of related services, for the consumer, pharmaceutical and medical devices and diagnostics markets. Johnson & Johnson has more than 198 operating companies in 54 countries around the world, selling products in more than 175 countries.

     Johnson & Johnson's worldwide business is divided into three segments: consumer, pharmaceutical and medical devices and diagnostics. The consumer segment's principal products are personal care and hygienic products, including nonprescription drugs, adult skin and hair care products, baby care products, oral care products, first aid products and sanitary protection products. These products are marketed principally to the general public and distributed both to wholesalers and directly to independent and chain retail outlets.

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

     The pharmaceutical segment's principal worldwide franchises are in the antifungal, anti-infective, cardiovascular, dermatology, gastrointestinal, hematology, immunology, neurology, oncology, pain management, psychotropic, urology and women's health fields. These products are distributed both directly and through wholesalers for use by health care professionals and the general public.

     The medical devices and diagnostics segment includes a broad range of products used by or under the direction of health care professionals, including, suture and mechanical wound closure products, surgical equipment and devices, wound management and infection prevention products, interventional and diagnostic cardiology products, diagnostic equipment and supplies, joint replacements and disposable contact lenses. These products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics. Distribution to these markets is done both directly and through surgical supply and other dealers.

     Johnson & Johnson was organized in the State of New Jersey in 1887. The address of its principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, and the telephone number at that address is (732) 524-0400.

LONGBOW MERGER SUB, INC.

     Longbow Merger Sub, Inc. is a wholly owned subsidiary of Johnson & Johnson. Longbow Merger Sub, Inc. is a Delaware corporation that was formed solely for the purpose of facilitating our acquisition by Johnson & Johnson. The address of its principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, and the telephone number at that address is (732) 524-0400.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement to our stockholders, as of the record date, as part of the solicitation of proxies by our board of directors for use at the special meeting.

DATE, TIME AND PLACE

     The special meeting of our stockholders will be held at our corporate headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill Road,
Suite 300, Yardley, PA 19067, at 10:00 a.m., local time, on           , 2003.

PURPOSE OF THE SPECIAL MEETING

     At the special meeting, we will ask our stockholders to adopt the merger agreement. Our board of directors has determined that the merger and the other transactions described in the merger agreement are fair to, and in the best interests of, our stockholders, and has approved and declared advisable the merger agreement and recommends that our stockholders vote "FOR" the adoption of the merger agreement.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only holders of record of our common stock at the close of business on
          , 2003, the record date, are entitled to notice of and to vote at the
special meeting. On the record date,           shares of our common stock were
issued and outstanding and held by approximately           holders of record. A
quorum is present at the special meeting if a majority of all the shares of our common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

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

VOTE REQUIRED

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of our common stock outstanding on the record date. Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption of the merger agreement.

SHARES OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS AND THEIR ASSOCIATES

     At the close of business on the record date, our directors and executive officers and their associates beneficially owned and were entitled to vote
          shares of our common stock, which represented approximately      % of
the shares of our common stock outstanding on that date. Under the terms of the stockholder agreement, certain of our directors and executive officers, as well as certain other stockholders affiliated with certain of our directors, have agreed to vote, in the aggregate, [7,456,600] shares of our common stock for the adoption of the merger agreement. On the record date, such shares represented approximately [33%] of the shares of our common stock outstanding.

VOTING OF PROXIES

     All shares represented by properly executed proxies received prior to the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement. Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but with respect to which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers or banks who hold shares of our common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to adopt the merger agreement, then, in either case, the shares will be counted as present for purposes of determining whether a quorum exists, will not be voted on the proposal to adopt the merger agreement and will effectively count as votes against the adoption of the merger agreement.

     The persons named as proxies by a stockholder who votes for the proposal to adopt the merger agreement may propose and vote the shares underlying any such proxies for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, other matters are brought before the special meeting, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

     A stockholder can change its vote or revoke its proxy at any time before the proxy is voted at the special meeting. A stockholder may accomplish this in one of three ways. First, a stockholder can send a written notice stating that it would like to revoke its proxy. Second, a stockholder can complete and

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

submit a new proxy bearing a later date. If a stockholder chooses either of these two methods, it must submit its notice of revocation or its new proxy to us prior to the special meeting at Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, Attention: Secretary. Third, a stockholder can attend the special meeting and deliver a signed notice of revocation, deliver a later-dated duly executed proxy, or vote in person. Attendance at the special meeting will not in and of itself result in the revocation of a proxy or cause shares to be voted. If you have instructed your broker to vote your shares, you must follow directions from your broker to change these instructions.

SOLICITATION OF PROXIES

     We will bear the cost of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     GEORGESON SHAREHOLDER COMMUNICATIONS, INC. WILL ASSIST IN OUR SOLICITATION OF PROXIES. WE WILL PAY GEORGESON A FEE OF $12,500, PLUS REIMBURSEMENT OF CERTAIN OUT-OF-POCKET EXPENSES, AND WILL INDEMNIFY GEORGESON AGAINST ANY LOSSES ARISING OUT OF ITS PROXY SOLICITATION SERVICES ON OUR BEHALF.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of certificates representing shares of our common stock will be mailed to stockholders shortly after completion of the merger.

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

                                   THE MERGER

     While we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger and the related transactions.

BACKGROUND OF THE MERGER

     We have had business relationships with Johnson & Johnson since December 2000, when we entered into an agreement with Centocor, Inc., a wholly owned subsidiary of Johnson & Johnson, under which Centocor licensed rights to our thrombin inhibitor drug research and development program and provided financing for our research and development activities relating to new thrombin inhibitor drug candidates. Centocor agreed to make milestone payments to us based on drug development milestones and to pay royalties on sales of resulting marketed products, if any. Centocor is responsible for development and worldwide commercialization of all drugs developed under the agreement. The agreement was subsequently assigned by Centocor to Johnson & Johnson Pharmaceutical Research & Development, L.L.C., or J&J PRD, another wholly owned subsidiary of Johnson & Johnson. Since entering into the collaboration, the companies have expanded it to include inhibitors of other targets. In February 2003, the research term of the agreement was extended through December 2003.

     In addition, since December 2001, we have had a collaboration with J&J PRD, under which we use our DiscoverWorks technology to discover and optimize small molecule drug leads directed toward drug targets identified by J&J PRD.

     These arrangements and other license agreements, collaborations, government grants and public and private sales of our equity securities have provided funding for us since our founding in 1993. In early 2002, our management determined that additional funding sources were necessary in order for our company to become a fully integrated drug discovery and development company. In view of the deteriorating financing environment for development-stage biotechnology companies, our management increased its efforts in establishing one or two strategic partnerships that would provide us with access to the resources of the partners and would enable us to access additional investor financing by lowering our overall risk profile.

     On May 10, 2002, our management engaged Lazard to assist us in connection with exploring strategic alternatives. Initially, Lazard helped us explore strategic partnerships with major non-U.S.-based pharmaceuticals companies and top-tier genomics and biotechnology companies. At that time, we also initiated various discussions regarding potential strategic partnership opportunities with U.S.-based pharmaceuticals companies and began to evaluate potential business combination transactions with other biotechnology companies. Lazard and our management made initial contacts with approximately twenty companies to discuss their possible interest in a strategic partnership with us.

     None of the discussions with pharmaceuticals companies progressed successfully. A few of the opportunities with other biotechnology companies were potentially attractive from a technology perspective, but the estimated financing requirements of the post-merger entities made such opportunities otherwise unattractive in light of the then prevailing biotechnology financing environment.

     On June 11, 2002, Mr. John M. Gill, our Chief Operating Officer, met in Toronto, Canada with Dr. Robert LaPolla, Executive Director, Technology Licensing of Johnson & Johnson Pharmaceuticals Group. During the meeting, Mr. Gill indicated our potential interest in substantially increasing the scope and scale of the existing DiscoverWorks collaboration with Johnson & Johnson.

     On June 27, 2002, Dr. David C. U'Prichard, our Chief Executive Officer, met with Dr. Per Peterson, Chairman, Research and Development Pharmaceuticals Group, and Member, Executive Committee of Johnson & Johnson, in New Brunswick, New Jersey. Dr. Peterson and Dr. U'Prichard had met on December 3, 2001 to discuss expanding collaborations between our company and Johnson & Johnson. At that meeting, Dr. U'Prichard and Dr. Peterson had agreed to meet in mid-2002 to discuss again possible
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

business arrangements between the two companies, including a preliminary suggestion by Dr. Peterson of a possible acquisition of us by Johnson & Johnson. At the June 27 meeting, Dr. U'Prichard and Dr. Peterson discussed a variety of possible business arrangements including a possible acquisition of us by Johnson & Johnson.

     On July 26, 2002, at a regular meeting of our board of directors, Dr. U'Prichard reported to our board of directors that Dr. Peterson had raised the subject of a potential acquisition of us by Johnson & Johnson at their June 27, 2002 meeting. After reviewing the status of certain ongoing matters, including our company's strategy and goals, potential strategic alliances and research and development efforts, the board of directors determined to schedule an additional board meeting for September 18, 2002 to further discuss various strategic alternatives for our company. After this meeting, our management contacted Lazard to discuss evaluating the potential transaction. From that date on, Lazard helped facilitate the transaction process and assisted us in evaluating and responding to discussions with Johnson & Johnson.

     In July and August 2002, our management had various discussions with senior management teams from two major pharmaceuticals companies regarding potential strategic collaborations. In both cases, however, discussions were terminated by those companies, each of which, we understand, were determined to focus on internal research programs.

     On September 16, 2002, Dr. U'Prichard, Dr. James Cavanaugh, chairman of our board of directors and the president of HealthCare Ventures, LLC, an affiliate of the Healthcare Ventures funds, our largest stockholder, and Mr. William Crouse, a member of HealthCare Ventures, LLC, attended a meeting with Dr. Peterson, Mr. Tom Heyman, Executive Vice President, Business Development of Johnson & Johnson, and Mr. Patrick Verheyen, Vice President, Business Development of Johnson & Johnson. During the meeting, the parties discussed Johnson & Johnson's possible interest in acquiring us.

     On September 18, 2002, our board of directors had a meeting to discuss strategic alternatives for our company, and Drs. U'Prichard and Cavanaugh updated the board of directors about Johnson & Johnson's possible interest in acquiring us. In addition, at the meeting our management thoroughly reviewed various strategic alternatives regarding significantly reducing costs.

     On September 20, 2002, Dr. Peterson, during a telephonic meeting with Dr. U'Prichard, reiterated Johnson & Johnson's possible interest in acquiring us. Dr. Peterson also informed Dr. U'Prichard that he would initiate discussions within Johnson & Johnson to determine whether to request the right to conduct a formal due diligence review of our business. Dr. Peterson told Dr. U'Prichard that these internal discussions would occur over an approximately two-week time period.

     On September 26, 2002, Dr. U'Prichard met with Dr. Peterson in New Brunswick, New Jersey. They discussed various ideas for how our company could function within the Johnson & Johnson organization.

     From September through November 2002, our management team discussed the potential of engaging in various business arrangements with a drug discovery services company, two pharmaceuticals companies (one of which we have a collaboration arrangement with) and a private and a publicly traded biotechnology company. Lazard participated in these discussions. These preliminary discussions did not lead to further discussions either because our management decided that the business arrangement would not create value for our stockholders or because the other party failed to pursue discussions with us.

     During telephonic meetings of our board of directors on September 27, 2002 and October 3, 2002, our management updated the board of directors about Johnson & Johnson's continued interest in a possible acquisition of our company. In addition, during these meetings, our management provided the board of directors with updated information regarding our management's discussions with other companies.

     On October 4, 2002, during a telephonic meeting, Dr. Peterson informed Dr. U'Prichard that Johnson & Johnson was interested in conducting a business, financial and legal due diligence review of our business and technology with a view toward a potential acquisition of us.

     On October 8, 2002, Mr. Verheyen contacted Mr. Gill by telephone to discuss a due diligence review of our business and technology and to arrange for an appropriate confidentiality agreement. During the
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

discussion, Mr. Gill inquired as to Johnson & Johnson's valuation of the company. Mr. Verheyen told Mr. Gill that Johnson & Johnson was not prepared to discuss valuation at that time.

     On October 14, 2002, during a telephonic meeting of our board of directors, Mr. Gill and Dr. U'Prichard updated our board of directors about the discussions with Johnson & Johnson regarding a possible acquisition of us. Our board of directors instructed management to continue the discussions and to permit Johnson & Johnson's due diligence review on a non-exclusive basis.

     At the meeting, Dr. Cavanaugh informed the board of directors that a subsidiary of Johnson & Johnson was a limited partner of one of the HealthCare Ventures funds that holds our shares. Dr. Cavanaugh and Mr. Harold R. Werner are President and Managing Director of HealthCare Ventures, LLC, respectively. The board of directors concluded that this relationship did not require Dr. Cavanaugh and Mr. Werner to recuse themselves from deliberations relating to a transaction with Johnson & Johnson. After the meeting, Dr. Claypool notified the board of directors that certain subsidiaries of Johnson & Johnson have significant business dealings with Phoenix Data Systems, Inc., a privately held company of which Dr. Claypool is the chief executive officer. Thereafter, our management asked Dr. Claypool to consider whether he would participate in an evaluation of a transaction with Johnson & Johnson.

     On October 16, 2002, after negotiation between our legal counsel and legal counsel for Johnson & Johnson and our receipt of advice from Lazard, we executed a confidentiality agreement with Johnson & Johnson that allowed it to begin its due diligence review and provided appropriate protections for our company.

     On October 22, 2002, Johnson & Johnson began its business, financial, technical and legal due diligence review of our business and technology. This review focused on information and data we provided for Johnson & Johnson's review.

     On October 25, 2002, at a meeting in New Brunswick, New Jersey attended also by representatives of Lazard, our management team presented a comprehensive overview of our business and technology to the Johnson & Johnson due diligence team.

     On October 26, 2002, at meetings at our research sites in Exton, Pennsylvania and Cranbury, New Jersey, attended by our senior management and scientific team and representatives of Lazard, senior Johnson & Johnson drug discovery executives evaluated our research sites and reviewed our technologies and research and development programs and capabilities.

     On October 28, 2002, during a telephonic meeting of our board of directors, Dr. U'Prichard and Mr. Gill updated our board of directors about the progress of discussions with Johnson & Johnson and told the board of directors that Johnson & Johnson was not yet prepared to discuss valuation. The board of directors instructed management to continue with discussions.

     On October 29, 2002, we amended our engagement with Lazard to include the retention of Lazard as sole investment banker in connection with any sale of our company or disposition of significant assets.

     On November 13, 2002, Mr. Verheyen informed Mr. Gill by telephone that Johnson & Johnson would complete sufficient due diligence to discuss valuation by early December 2002.

     On December 4, 2002, Messrs. Verheyen and Heyman and Mr. Michael Chuisano, Director, Business Development of Johnson & Johnson, met with Mr. Gill and Mr. Scott Horvitz, our Chief Financial Officer, in Princeton, New Jersey. They discussed potential financial, legal and other terms and conditions (including, but not limited to, certain deal protection provisions) for a possible acquisition. Mr. Verheyen informed Mr. Gill that Johnson & Johnson would require the execution of a non-solicitation agreement between our company and Johnson & Johnson if our board of directors was prepared to move forward based upon a proposed valuation of the transaction.

     On December 5, 2002, during a telephonic meeting of our board of directors, Mr. Gill and Dr. U'Prichard discussed the terms and conditions outlined by Johnson & Johnson with our board of

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

directors and representatives from Lazard. The board of directors instructed our management to continue discussions to see if they would lead to acceptable terms and conditions.

     On December 5, 2002, Messrs. Gill and Horvitz discussed further the potential terms for the possible acquisition with Messrs. Verheyen and Chuisano.

     On December 6, 2002, Messrs. Verheyen, Heyman, Chuisano and Mr. John Crisan, Assistant General Counsel of Johnson & Johnson, met with Messrs. Gill and Horvitz, Ms. Melinda Rudolph, our General Counsel, and a representative from Lazard to discuss further the potential terms for the possible acquisition.

     On December 5 and 6, 2002, Dr. U'Prichard and a team from our company met with members of the management of a public biotechnology company ("Company A") to discuss a possible business combination. Dr. U'Prichard had previously met with the chief executive officer of Company A in September 2002, at which meeting Dr. U'Prichard and the chief executive officer of Company A had concluded that there were potential technology and pipeline synergies between the two companies that warranted further discussions relating to a possible business combination. In addition, a team from Company A had visited our company in November 2002.

     On December 8, 2002, Mr. Gill discussed with Mr. Verheyen by telephone the potential financial terms of the possible acquisition by Johnson & Johnson.

     On December 9, 2002, Messrs. Verheyen and Heyman telephoned Dr. U'Prichard and Mr. Gill and presented terms of an all-cash merger for an aggregate purchase price of approximately $137 million (which amount includes the exercise price relating to the in-the-money options and warrants), and price per share merger consideration of $5.74, subject to finalization of our fully diluted share capitalization information and the satisfactory completion of business, financial and legal due diligence and the satisfactory resolution of the terms of the merger agreement and stockholder agreement.

     On December 11, 2002, Messrs. Gill and Horvitz from our company met with Messrs. Verheyen and Chuisano of Johnson & Johnson to discuss the proposed financial terms of the per share merger consideration, as well as other key terms and conditions for the acquisition.

     On December 12, 2002, our board of directors held a regularly scheduled meeting at which it discussed various ordinary-course board matters, and also received an update from Dr. U'Prichard and Mr. Gill regarding recent discussions with Company A and the proposed merger with Johnson & Johnson. Representatives of Lazard attended this meeting.

     Dr. U'Prichard presented an analysis of various factors relating to a potential business combination with Company A, and reported on the December 5-6, 2002 meetings between us and Company A. Dr. U'Prichard reported that, during the December meetings, Company A's chief executive officer raised, as he had during the earlier meetings, the possibility of a business combination with us, but that specific terms of such a transaction were not discussed during those meetings or thereafter. After an extensive discussion among the members of the board of directors and representatives of Lazard, the board decided not to proceed with further discussions with Company A because it believed that the discussions were still of a preliminary nature, that the potential combined entity would need to find very significant external financing in a difficult financing environment, that a transaction with Company A would not enhance stockholder value and that Company A's pipeline was not significantly more advanced than ours.

     Mr. Gill and Dr. U'Prichard then discussed with the board of directors the proposed terms of the acquisition of us by Johnson & Johnson. The board of directors discussed the financial and other terms of the proposal by Johnson & Johnson, including the deal protection provisions and the stockholder agreement. Representatives of Lazard then led a detailed discussion of the strategic alternatives available to us, including a merger, strategic partnerships or continued operation on a "stand alone" basis and the valuation and financing issues regarding each alternative, including the Johnson & Johnson proposal. Our counsel, Morgan, Lewis & Bockius LLP, reviewed the board's fiduciary responsibilities with regard to the proposal by Johnson & Johnson.

     During the course of these discussions, Dr. William Claypool, one of our directors, notified the board that he was recusing himself from all future deliberations regarding any potential transaction with Johnson & Johnson because of his previously disclosed relationship between Phoenix Data Systems, Inc. and certain subsidiaries of Johnson & Johnson. After Dr. Claypool's recusal, the balance of the board concluded that the December 9 proposal represented a basis to move forward with exclusive negotiations with Johnson & Johnson. That afternoon, Mr. Gill called Mr. Verheyen to communicate the outcome of the meeting.

     On December 18, 2002, we executed a non-solicitation agreement with Johnson & Johnson, providing for, among other things, a period of exclusive negotiations from December 18, 2002 through and including February 1, 2003.

     On December 19, 2002, Johnson & Johnson submitted draft merger and stockholder agreements to us through their legal counsel, Cravath, Swaine & Moore. Negotiations commenced and continued over the next several days.

     Following negotiations with Johnson & Johnson and its counsel on the terms of the proposed drafts, and after reviewing the terms of the merger agreement with our management and Lazard, our counsel submitted a revised merger agreement to Johnson & Johnson's counsel on December 26, 2002.

     Between December 29, 2002 and January 15, 2003, our representatives (with advice from Lazard), representatives of Johnson & Johnson, representatives of certain of our stockholders who were being asked to execute the stockholder agreement and our and their respective legal counsel continued to negotiate the terms of the merger agreement and stockholder agreement.

     On January 13, 2003, Johnson & Johnson notified us that, subject to completion of due diligence and satisfactory resolution of the legal and other terms of the merger agreement and stockholder agreement, the Johnson & Johnson Executive Committee had approved the execution of the merger agreement.

     During the morning of January 15, 2003, Johnson & Johnson completed its due diligence review. On that date, Johnson & Johnson, through Cravath, Swaine & Moore, delivered final drafts of the merger agreement and stockholder agreement to us.

     On the afternoon of January 15, 2003, our board of directors met to consider the proposed merger with Johnson & Johnson. Dr. Claypool did not attend the meeting. Our special Delaware counsel, Richards, Layton & Finger, P.A., reviewed the board's fiduciary responsibilities with regard to the proposed transaction, and Morgan, Lewis & Bockius LLP led the board through a discussion of the key provisions of the merger agreement and stockholder agreement, including the background of the negotiations regarding certain terms of the merger agreement. Lazard reviewed with the board the basis of its analysis of the proposed transaction with Johnson & Johnson and delivered its oral opinion (subsequently confirmed in writing) that, as of January 15, 2003, based upon and subject to the considerations set forth in the opinion, the consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Our board of directors engaged in further discussion and deliberation regarding the proposed transaction and determined that the merger agreement, the merger and the transactions described in the merger agreement were fair to, and in the best interests of, our company and our stockholders, approved and declared advisable the merger agreement, authorized management to execute the merger agreement and resolved to recommend that our stockholders vote to adopt the merger agreement.

     Following the meeting of our board, we executed the merger agreement and the relevant stockholders and Johnson & Johnson executed the stockholder agreement. We and Johnson & Johnson jointly announced the execution of the merger agreement in a press release issued on January 16, 2003.

REASONS FOR THE MERGER

     During the course of reaching its decision to approve the merger and the merger agreement, our board of directors considered and reviewed with our senior management and outside advisors a number of general factors relevant to the merger, including our strategic business plan, our drug discovery programs, our product candidates under development, our technology platform and technology development programs, our financial position, current securities market conditions and our potential for growth in revenues and earnings.

     Our board of directors also considered a number of potentially positive factors in its deliberations, including, among other matters:

     - the current and historical market prices of our common stock relative to the $5.74 per share merger consideration, and the fact that $5.74 per share represented an 89% premium over the closing price of our common stock on January 15, 2003 and an 87% premium to the average closing price of our common stock over the twenty trading day period up to and including January 15, 2003;

     - the belief by our board of directors that we have obtained the highest price per share that Johnson & Johnson is willing to pay;

     - our assessment as to the low likelihood that a third party would offer a higher price than Johnson & Johnson;

     - the fact that the merger consideration is all cash, which provides certainty of value to holders of our common stock compared to a transaction in which stockholders would receive stock;

     - the view of management that the trading value for shares of our common stock was not likely to exceed the $5.74 per share merger consideration in the near term if we remained independent;

     - the support for the merger expressed by certain of our principal stockholders, as evidenced by the stockholder agreement;

     - the potential stockholder value that could be expected to be generated from the other strategic options available to us, including remaining independent and continuing to implement our growth strategy (subject to obtaining necessary financing that would not significantly dilute our stockholders and appropriately reducing costs) or pursuing other strategic alternatives, as well as the risks and uncertainties associated with those alternatives, and the board of directors' assessment that none of these options were reasonably likely to create greater value than the merger;

     - the financial analyses of Lazard presented orally to our board of directors on January 15, 2003, and the oral opinion of Lazard delivered on January 15, 2003, which it subsequently confirmed in writing, to our board of directors that, as of January 15, 2003, based upon and subject to the matters set forth in its opinion, the consideration to be received by holders of our common stock, other than Johnson & Johnson and its affiliates, pursuant to the merger agreement was fair, from a financial point of view, to such holders;

     - discussions with our management and Lazard regarding the potential transaction with Johnson & Johnson and our business, financial condition, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and market conditions, both on an historical and on a prospective basis;

     - the fact that the merger would be subject to the approval of our stockholders and that if a higher offer were to be made to our stockholders prior to the completion of the merger, our stockholders (other than those stockholders that are parties to the stockholder agreement) would be free to reject the transaction with Johnson & Johnson;

     - the availability of appraisal rights for our stockholders who properly exercise their statutory appraisal rights;

     - the terms of the merger agreement, as reviewed by our board of directors with our legal advisors, including:

      - sufficient operating flexibility for us to conduct our business in the ordinary course between signing and closing;

      - the absence of a financing condition; and

      - our ability to furnish information to and conduct negotiations with a third party, as more fully described under "The Merger Agreement -- No Solicitation";

     - management's assessment, after its review and discussion with Lazard, among others, that Johnson & Johnson has the financial capability to complete the merger; and

     - the view of our board of directors, based upon the advice of management after consultation with our legal counsel, that the regulatory approvals necessary to complete the merger could be obtained.

     Our board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

     - that we will no longer exist as an independent company and our stockholders will no longer participate in our growth;

     - that, under the terms of the merger agreement and the stockholder agreement, neither we nor the relevant stockholders can solicit other acquisition proposals, we must pay to Johnson & Johnson a termination fee if the merger agreement is terminated under certain circumstances and certain holders of our common stock have agreed to vote, in the aggregate, approximately [33]% of our outstanding common stock for the merger, all of which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

     - the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

     - that if the merger does not close, our employees will have expended extensive efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction.

     During its consideration of the transaction with Johnson & Johnson, our board of directors was also aware that all of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, those of our stockholders generally, as described under "The
Merger -- Interests of Our Directors and Executive Officers in the Merger". Dr. William Claypool, one of our directors, recused himself from the vote of our board of directors approving the merger because of his position as chief executive officer of Phoenix Data Systems, Inc., a privately held company that has significant business dealings with certain subsidiaries of Johnson & Johnson.

     This summary is not meant to be an exhaustive description of the information and factors considered by our board of directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered by our board of directors, it is not possible to quantify or to give relative weights to the various factors. After taking into consideration all the factors set forth above, as well as other factors not specifically described above, our board of directors approved the merger and the merger agreement and the transactions described in the merger agreement because of their belief that the merger is advisable to, and in the best interests of, our stockholders.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     Our board of directors has determined that the merger and the other transactions described in the merger agreement are fair to, and in the best interests of, our stockholders. Accordingly, our board of directors has approved and declared advisable the merger agreement and recommends that our stockholders vote "FOR" the adoption of the merger agreement.

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

OPINION OF OUR INVESTMENT BANKER -- LAZARD FRERES & CO. LLC

     We retained Lazard to act as our investment banker in connection with the merger. We selected Lazard to act as our investment banker based on Lazard's qualifications, expertise and reputation and its knowledge of our business and affairs. At the meeting of our board of directors on January 15, 2003, Lazard rendered its oral opinion, subsequently confirmed in writing, that, as of January 15, 2003, based upon and subject to the considerations set forth in its opinion, the consideration to be received by the holders of shares of our common stock, except for Johnson & Johnson and its affiliates, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

     THE FULL TEXT OF LAZARD'S OPINION, DATED AS OF JANUARY 15, 2003, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY LAZARD IN RENDERING ITS OPINION, IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX C. WE URGE YOU TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. LAZARD'S OPINION WAS ADDRESSED TO OUR BOARD OF DIRECTORS, RELATES ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES OF OUR COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AS OF THE DATE OF THE OPINION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF OUR COMMON STOCK AS TO HOW TO VOTE ON THE MERGER OR ANY MATTER RELATED THERETO. THE FOLLOWING IS ONLY A SUMMARY OF LAZARD'S WRITTEN OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Lazard, among other things:

     - reviewed the financial terms and conditions of the merger agreement;

     - analyzed certain historical business and financial information relating to our company;

     - reviewed various financial forecasts and other data provided to Lazard by our management relating to our business and publicly available forecasts prepared by nationally recognized research analysts who report on us;

     - held discussions with members of our senior management with respect to our business and prospects and our strategic objectives;

     - reviewed public information with respect to certain other companies in lines of business Lazard believes to be generally comparable to our lines of business;

     - reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believes to be generally comparable to our lines of business;

     - reviewed the historical stock prices and trading volumes of the common stock of our company; and

     - conducted such other financial studies, analyses and investigations as it deemed appropriate.

     In addition, Lazard assumed and relied upon, without independent verification, the accuracy and completeness of the foregoing information supplied or otherwise made available to it for the purposes of its opinion. With respect to the financial forecasts provided to Lazard by us, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of our business. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. In addition, Lazard assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by our company and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on the merger. Lazard has not made any independent valuation or appraisal of the assets or liabilities of our company or concerning the solvency or fair value of our company, nor has Lazard been furnished with any such appraisals. Lazard's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. In rendering its opinion, Lazard was not opining as to the prices at which our common stock will trade before the consummation of the merger.

     Lazard discussed a variety of strategic possibilities with our company and had certain conversations with entities it identified as well as entities that we identified regarding their possible interest in a strategic transaction or relationship with our company. However, Lazard did not initiate or complete a process to solicit third party indications of interest in a sale transaction.

     The following is a summary of the material financial analyses performed by Lazard in connection with its oral opinion and its written opinion, each as of January 15, 2003.

  LIQUIDATION VALUATION ANALYSIS

     In reviewing the potential value of our company in connection with a liquidation of our company, Lazard relied upon our management's projections for cash and cash equivalents as of March 31, 2003 and balance sheet information provided by our management for other assets and liabilities of our company as of December 31, 2002. In addition, Lazard worked with our management to estimate a range of potential values for a sale of our company's technology and development programs in the context of a hypothetical liquidation of our company. The methodology for the liquidation valuation analysis combines the value of assets and estimated proceeds from the sale of technology and development programs and subtracts the liabilities of our company and any liquidation-related costs to arrive at a range of liquidation values for the company. The implied liquidation values per share of our common stock range from approximately $3.14 to $3.78. This range falls below the merger consideration of $5.74 per share.

  PUBLIC MARKET COMPARABLES

     Lazard reviewed certain publicly traded comparable companies that have (i) human therapeutic product candidates in pre-clinical development, or phase I or II of clinical development, and/or (ii) comparable technology platforms.

     Normalized Technology Valuation Analysis. Technology value equals equity value minus net cash. Lazard derived our company's implied technology value from the range of technology values of the following comparable publicly traded companies:

     - Alexion Pharmaceuticals, Inc.,

     - ARIAD Pharmaceuticals, Inc.,

     - ImmunoGen, Inc.,

     - Kosan Biosciences Inc.,

     - Peregrine Pharmaceuticals Inc.,

     - Seattle Genetics, Inc.,

     - Arena Pharmaceuticals Inc.,

     - Arqule, Inc.,

     - Array BioPharma Inc.,

     - Evotec OAI, and

     - Pharmacopeia Inc.

     Our company's implied equity value equals the implied technology value plus the company's net cash as of December 31, 2002. The range of technology values implies an equity value per share of our common stock of $1.99 to $6.26. The merger consideration of $5.74 per share fits within this range.

     Pipeline Valuation Analysis. Lazard derived the implied pipeline value of our company from the range of technology values per expected marketed product for the following comparable publicly traded companies, a range that was used to capitalize our company's number of expected marketed products:

     - Alexion Pharmaceuticals, Inc.,

     - ARIAD Pharmaceuticals, Inc.,

     - ImmunoGen, Inc.,

     - Kosan Biosciences Inc.,

     - Peregrine Pharmaceuticals Inc., and

     - Seattle Genetics, Inc.

     The number of expected marketed products is based on historical industry pipeline product survival and attrition statistics applied to the pipelines of these comparable publicly traded companies and to our company. Our company's implied equity value equals the implied pipeline value plus our company's net cash as of December 31, 2002. Lazard used the technology values per expected marketed product to develop a range of implied pipeline values. The range of pipeline values implies an equity value per share of company common stock of $3.85 to $5.86. The merger consideration of $5.74 per share fits within this range.

  PRECEDENT TRANSACTIONS ANALYSIS

     Lazard reviewed certain precedent transactions involving companies comparable to our company based on their size and product portfolios. The transactions reviewed include:

     - H. Lundbeck A/S/Synaptic Pharmaceutical Corporation,

     - Johnson & Johnson/Orapharma, Inc.,

     - Versicor Inc./Biosearch Italia SpA,

     - Schering AG/Collateral Therapeutics, and

     - Merck & Co., Inc./Sibia Neurosciences Inc.

     Lazard derived a range of technology values per expected marketed product from the transaction values of these precedent transactions and the number of expected marketed products of the applicable company. Lazard derived an implied pipeline value of our company from the range of technology values per expected marketed product. Our company's implied equity value equals the implied pipeline value plus our company's net cash as of December 31, 2002. The range of pipeline values implies an equity value per share of our common stock of $4.19 to $10.54. The merger consideration of $5.74 per share fits within this range.

  PRECEDENT TRANSACTION PREMIUMS PAID ANALYSIS

     Lazard reviewed the premiums paid in the following recent transactions in the biotechnology sector that are comparable to the merger in terms of size, technology platform and/or product portfolio:

     - Gilead Sciences, Inc./Triangle Pharmaceuticals, Inc.,

     - H. Lundbeck A/S/Synaptic Pharmaceutical Corporation,

     - Johnson & Johnson/Orapharma, Inc.,

     - Hyseq Pharmaceuticals, Inc./VARIAGENICS, Inc.,

     - Versicor Inc./Biosearch Italia SpA,

     - Serono S.A./Genset S.A.,

     - Schering AG/Collateral Therapeutics,

     - Celera Genomics/Axys Pharmaceuticals, Inc.,

     - Merck & Co., Inc./Rosetta Inpharmatics,

     - Vertex Pharmaceuticals Incorporated/Aurora Biosciences Corporation, and

     - Merck & Co., Inc./Sibia Neurosciences Inc.

     The resulting range of implied per share values based on 1-trading day, average 5-trading day, 20-trading day, and average 20-trading day premiums is $3.95 to $8.82 per share of our common stock. The merger consideration of $5.74 per share fits within this range.

 DISCOUNTED CASH FLOW ANALYSIS

     Lazard performed a discounted cash flow analysis based on the present value of certain probability weighted product and program forecasts of our company provided to Lazard by our management. The terminal value post-patent expiration was based on an assumption that each product will face generic competition such that its revenues would decline by approximately 35%-50% a year for approximately three years followed by a range of perpetuity decline rates of (10%) to 0%. The range of discount rates was 16% to 20% based on a weighted average cost of capital analysis for comparable publicly traded companies. The implied equity values include the net cash per share of our company's common stock as of December 31, 2002. Using this analysis, Lazard derived a range of implied equity values per share of our common stock of $4.42 to $6.05. The merger consideration of $5.74 per share fits within this range.

     In connection with the review of the merger by our board of directors, Lazard performed a variety of financial and comparative analyses for purposes of rendering its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Lazard. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at its opinion, Lazard considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Lazard believes that its analyses must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.

     In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond our control or the control of Lazard. The estimates and forecasts contained in Lazard's analyses and the valuation ranges resulting from any particular analysis do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than those suggested by these analyses. Lazard's analyses do not purport to be appraisals or to reflect the prices at which our business or securities may actually be sold or the prices at which our common stock might actually trade. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

     In addition, as described above, the opinion rendered by and the presentation made by Lazard to our board of directors were only a few of many factors taken into consideration by our board of directors in making its decision to approve the merger and should not be viewed as determinative of the opinion of our board of directors or management. The terms of the merger agreement were determined through arm's-length negotiations between Johnson & Johnson and us and were approved by our board of directors. Lazard has consented to the inclusion of and references to its opinion in this proxy statement.

     Lazard is an internationally recognized investment banking firm and is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. In the ordinary course of business, Lazard and its affiliates may from time to time effect transactions and hold securities, including derivative securities, of our company or Johnson & Johnson for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     Under the terms of Lazard's engagement, Lazard is entitled to receive usual and customary fees from the company for its services, a substantial portion of which is contingent upon the completion of the merger. We have also agreed to reimburse Lazard for its expenses, including the fees and expenses of its legal counsel, and to indemnify Lazard and certain related parties against certain liabilities, including certain liabilities under the federal securities laws, related to or arising out of Lazard's engagement.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of our board of directors with respect to the merger, our stockholders should be aware that all of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. Our board of directors was aware of the interests described below and considered them, among other matters, when approving the merger.

     Change in Control Agreements. We entered into change in control agreements (the "Change in Control Agreements"), each dated as of November 2, 2002, with the following executive officers: Dr. David C. U'Prichard, Dr. F. Raymond Salemme, Mr. John M. Gill, Dr. Roger F. Bone, Mr. Scott M. Horvitz and Ms. Melinda P. Rudolph. The Change in Control Agreements provide that if (1) a change in control (as defined in the Change in Control Agreements) has occurred and an executive officer's employment is terminated by us without cause (as defined in the Change in Control Agreements) before or within two years after such change in control, or (2) the executive officer's employment is terminated without cause within six months prior to the change in control upon the direction or request of another party to the change in control or (3) the executive officer terminates employment for good reason (as defined in the Change in Control Agreements and described in more detail below) before or within two years after such change in control, then the executive officer will become entitled to receive the following benefits:

     - a lump sum payment equal to the unpaid amount of the executive officer's base salary earned through the date of termination of employment and a pro-rated amount of the target annual incentive bonus that the executive officer would have received for the year of termination of employment;

     - a lump sum payment equal to two times (0.75 times, in the case of Mr. Horvitz and Ms. Rudolph) the sum of the executive officer's base salary and annual incentive bonus (based on the executive officer's base salary and target annual bonus in effect at termination of employment or the change in control, whichever is higher) for the year of termination of employment;

     - continued medical, dental, vision, life insurance and long-term disability coverage during the two years (nine months, in the case of Mr. Horvitz and Ms. Rudolph) following termination of employment, or, at the option of the payor, the cash value of the after-tax cost to the executive officer of continuing such coverage;

     - outplacement assistance during the two years (nine months, in the case of Mr. Horvitz and Ms. Rudolph) following termination of employment paid for by us subject to a maximum cost of $35,000 ($25,000, in the case of Mr. Horvitz and Ms. Rudolph); and

     - any other amounts earned, accrued or owing but not yet paid and any other benefits in accordance with the terms of any of our other employee benefit plans or programs.

     For purposes of the Change in Control Agreements, "good reason" is defined generally to include certain adverse changes in the executive's duties and responsibilities, reductions in base salary, reductions in aggregate level of target incentive compensation and benefits or certain relocations of the executive's primary place of employment.

     The consummation of the merger will constitute a change in control for purposes of the Change in Control Agreements.

     The Change in Control Agreements also provide that, at the time of a change in control, any and all stock options or restricted stock awards held by the executive officers shall become fully vested and immediately exercisable.

     The Change in Control Agreements that we executed with Dr. U'Prichard, Dr. Salemme, Mr. Gill and Dr. Bone provide that in the event any payment or distribution to or for the benefit of them under the Change in Control Agreements or otherwise is deemed to constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause Dr. U'Prichard, Dr. Salemme, Mr. Gill and Dr. Bone to incur an excise tax under Section 4999 of the Internal Revenue Code, then Dr. U'Prichard, Dr. Salemme, Mr. Gill and Dr. Bone shall be paid an additional gross-up payment such that, after payment of all federal, state and local income tax, employment tax and excise tax on the gross-up payment, Dr. U'Prichard, Dr. Salemme, Mr. Gill and Dr. Bone shall be fully reimbursed for the amount of such original underlying excise tax. The Change in

Control Agreements with Dr. U'Prichard, Dr. Salemme, Mr. Gill and Dr. Bone provide that this gross-up payment will be made only if the executive's net benefit is at least the greater of $50,000 or 110% of the maximum amount that can be paid without incurring an excise tax under Section 4999 of the Internal Revenue Code. If payment of a gross-up payment is not required, the Change in Control Agreements provide that the amounts payable under the Change in Control Agreements that are considered "excess parachute payments" will be reduced to the maximum amount that may be paid without imposition of the excise tax under
Section 4999 of the Internal Revenue Code, if reduction of such amounts is beneficial to the executive.

     The Change in Control Agreements with Mr. Horvitz and Ms. Rudolph do not include parachute tax gross-up provisions as described above. Their Change in Control Agreements provide only that the amounts payable under the Change in Control Agreements that are considered "excess parachute payments" will be reduced to the maximum amount that may be paid without imposition of the excise tax under Section 4999 of the Internal Revenue Code, if reduction of such amounts is beneficial to the executive.

     Assuming that the merger is completed on March 31, 2003, and excluding any gross-up payments for excise taxes that may be payable under Section 4999 of the Internal Revenue Code and the value of any vesting of options and restricted stock, the estimated maximum aggregate amount of change in control benefits, including the cash severance payments, pro-rated annual incentive bonus, the value of continued welfare benefits (assuming welfare benefits will be continued and will not be cashed out) and the value of outplacement services that would be payable under the terms of the Change in Control Agreements to Dr. U'Prichard, Dr. Salemme, Mr. Gill, Dr. Bone, Mr. Horvitz and Ms. Rudolph, upon a termination of their employment without cause immediately following the merger (or, in the case of Dr. Salemme, upon a termination of his consulting arrangement (as described below) during the two-year period following the merger), is approximately $1,226,000 for Dr. U'Prichard, $967,000 for Dr. Salemme, $953,000 for Mr. Gill, $701,000 for Dr. Bone, $256,000 for Mr. Horvitz and $261,000 for Ms. Rudolph.

     Consulting Arrangement with Dr. Salemme. As an inducement to Johnson & Johnson to enter into the merger agreement, Dr. Salemme, our President and Chief Scientific Officer and a member of our board of directors, and Johnson & Johnson agreed, in a letter agreement dated January 15, 2003 (the "Salemme Letter Agreement") that, upon completion of the merger, Dr. Salemme will cease being our employee and will commence providing services as a consultant to Johnson & Johnson and the company after the merger on an exclusive basis. The Salemme Letter Agreement anticipates that the consulting arrangement will have an initial term of nine months, renewable on a month-to-month basis thereafter as mutually agreed between Dr. Salemme and Johnson & Johnson. For his consulting services, Dr. Salemme will receive consulting fees in the amount of $36,000 per month for the duration of the initial term, and additional fees at an amount to be mutually agreed between Dr. Salemme and Johnson & Johnson if the initial term is extended. The Salemme Letter Agreement states that Johnson & Johnson may terminate the consulting arrangement at any time, either during or following the initial term, with 30 days advance notice, in which event no consulting fees will be payable for any period following such termination. The Salemme Letter Agreement also provides that, for purposes of Dr. Salemme's existing confidentiality agreement with us (including, without limitation, the provisions thereof relating to proprietary information, noncompetition, nonsolicitation and, to the extent relating to cheminformatics and structure-based drug design, inventions), Dr. Salemme's employment with us and our subsidiaries and affiliates will not be treated as having been terminated until his services as a consultant under the consulting arrangement are terminated.

     The Salemme Letter Agreement also modified Dr. Salemme's Change in Control Agreement to clarify that, in light of the consulting arrangement discussed above, Dr. Salemme would not be entitled to any payments or benefits under his Change in Control Agreement, unless his consulting arrangement is terminated (or is not renewed on mutually agreeable terms) prior to the second anniversary of the completion of the merger by Johnson & Johnson or the company after the merger without cause or by Dr. Salemme with the consent of Johnson & Johnson and the company after the merger or following a breach of the consulting arrangement by Johnson & Johnson or the company after the merger.

     Letter Agreement with Dr. Bone. As an inducement to Johnson & Johnson to enter into the merger agreement, Dr. Bone, our Senior Vice President, Research and Development, agreed in a letter agreement dated January 15, 2003 that for purposes of his Change in Control Agreement, the definition of good reason would be modified generally to exclude certain changes in his duties and responsibilities following the completion of the merger that would otherwise be considered good reason under his Change in Control Agreement. Dr. Bone had discussions with Johnson & Johnson about continuing employment.

     Treatment of Outstanding Stock Options and Restricted Stock. Pursuant to the merger agreement, our board of directors and compensation committee took action to accelerate the vesting and exercisibility of outstanding stock options and to cause the restrictions on our restricted stock to lapse upon completion of the merger. Each outstanding unexercised option to purchase our common stock held by directors and executive officers, as well as our employees and consultants, will be canceled upon the completion of the merger in exchange for a cash payment equal to the excess of the $5.74 per share merger consideration over the per share option exercise price, multiplied by the number of shares of our common stock subject to the option.

     Only the directors and executive officers identified in the following table benefit from the acceleration of the vesting of and exercisability of our stock options and the lapse of restrictions on restricted stock:

                                                                  NUMBER OF SHARES
                                                            UNDERLYING UNVESTED OPTIONS*
                                                                   AND SHARES OF
DIRECTOR/EXECUTIVE OFFICER                                        RESTRICTED STOCK         VALUE**
--------------------------                                  ----------------------------   --------
Dr. David C. U'Prichard...................................            153,571              $559,997
Mr. David King............................................              3,570              $ 20,492
Dr. Zola P. Horovitz......................................                893              $  2,500
All Directors and Executive Officers......................            158,034              $582,989

---------------

 * Excludes shares underlying unvested stock options that have a per share exercise price that is equal to or greater than the merger consideration of $5.74.

** Based on $5.74 per share (net of the exercise price for stock options).

     Indemnification. The terms of the merger agreement provide for the continued indemnification of our current directors and officers, as more fully described under "The Merger Agreement -- Directors' and Officers'
Indemnification, Advancement of Expenses, Exculpation and Insurance".

     Relationships with Johnson & Johnson. Three of our directors have indirect business relationships with certain subsidiaries of Johnson & Johnson. Dr. William Claypool is chief executive officer of Phoenix Data Systems, Inc., a privately held company that has significant business dealings with certain subsidiaries of Johnson & Johnson. Dr. James H. Cavanaugh and Mr. Harold R. Werner are President and Managing Director, respectively, of HealthCare Ventures, LLC, an affiliate of the HealthCare Ventures funds, our principal stockholder. A subsidiary of Johnson & Johnson is a limited partner in one of the four HealthCare Ventures funds that holds our common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. Federal income tax consequences of the merger to stockholders whose shares of our common stock are converted into the right to receive cash under the merger and to individuals who receive cash in exchange for our outstanding options and warrants. The discussion does not purport to consider all aspects of U.S. Federal income taxation that might be relevant to our stockholders. The discussion is based on current law which is subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of our common stock as capital assets, and to holders of our outstanding options and warrants. This discussion does not apply to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions, traders, broker-dealers, persons who hold or have held our common stock as part of a straddle or a hedging, integrated constructive sale or conversion transaction for tax purposes) who may be subject to special rules.

     This discussion does not discuss the tax consequences to any stockholder who, for U.S. Federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

     The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. Federal income tax purposes. In general, a stockholder who surrenders shares of our common stock for cash pursuant to the merger will recognize a capital gain or loss for U.S. Federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than one year at the time of the completion of the merger. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

     The receipt of cash in exchange for the outstanding options and warrants will be a taxable transaction for U.S. Federal income tax purposes. Holders of options and warrants will recognize a gain or loss equal to the difference, if any, between the amount of cash they receive and their adjusted tax basis, if any, in the options or warrants surrendered. Persons who received their options or warrants in connection with their employment by or provision of services to us generally will recognize ordinary income or loss; persons who did not purchase or receive their options or warrants in connection with their employment by or provision of services to us generally will recognize capital gain or loss if the underlying stock would have been a capital asset in their hands. A holder's basis in an option or warrant generally will equal the amount (if any) paid for that option or warrant. Payments in exchange for options received in connection with employment by us generally will be subject to applicable income and employment tax withholding.

     Backup Federal withholding tax generally will be withheld from all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, if (1) the IRS notifies us or our paying agent that the taxpayer identification number (typically, the social security number in the case of individuals, or employer identification number, in the case of other stockholders) provided by the holder of shares of common stock or other payee is incorrect; (2) the holder does not have a taxpayer identification number and does not provide one to us within 60 days of signing the Substitute W-9; (3) the holder of shares of common stock or other payee underreports interest and dividend payments that he or she receives on his or her tax return and the IRS notifies us or our paying agent that withholding is required; (4) the holder or other payee fails to certify under penalties of perjury that he or she is not subject to backup withholding; or (5) the holder or other payee fails to certify under penalties of perjury that he or she is a U.S. person or U.S. resident alien. Each of our stockholders and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. Federal income tax liability provided that you furnish the required information to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION PURPOSES ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE URGE EACH STOCKHOLDER TO CONSULT WITH THEIR TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO THE STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. Johnson & Johnson and we filed a notification and report form with the Antitrust Division of the Department of Justice and the Federal Trade Commission on February 5, 2003. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture by us or Johnson & Johnson of substantial assets. In addition, under certain circumstances, private parties and state attorneys general may also bring actions under U.S. antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets." This means that Johnson & Johnson will treat us as a separate entity for periods prior to the completion of the merger and, thereafter, our financial results will be consolidated with Johnson & Johnson's financial results.

APPRAISAL RIGHTS

     Holders of shares of our common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under
Section 262 of the General Corporation Law of the State of Delaware ("Section 262").

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER SECTION 262 AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF OUR COMMON STOCK AS TO WHICH APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF OUR COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, FIDUCIARY, DEPOSITARY OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, persons who hold shares of our common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the applicable statutory provisions are attached to this proxy statement as Exhibit D. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so, should review the following discussion and Exhibit D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

     A holder of shares of our common stock wishing to exercise the holder's appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such holder's shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of our common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section
262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform us of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder.

     Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares of our common stock registered in that holder's name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the person intends thereby to demand appraisal of the holder's shares of our common stock in connection with the merger. If the shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares of our common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of our common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of our common stock as to which appraisal is sought and where no number of shares of our common stock is expressly mentioned the demand will be presumed to cover all shares of our common stock held in the name of the record owner. Stockholders who hold their shares of our common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     All written demands for appraisal pursuant to Section 262 should be sent or delivered to 3-Dimensional Pharmaceuticals at 3-Dimensional Pharmaceuticals, Inc., Three Lower Makefield Corporate Center, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, Attention: Secretary.

     Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of our common stock who has complied with
Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of our common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of our common stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of our common stock within the time prescribed in Section 262.

     Within 120 days after the effective time of the merger, any holder of our common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

     If a petition for an appraisal is timely filed by a holder of shares of our common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of our common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

     After determining the holders of our common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of our common stock considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of our common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our common stock is less than the merger consideration. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

     Any holder of shares of our common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of our common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of our common stock (except dividends or other distributions payable to holders of record of our common stock as of a record date prior to the effective time of the merger).

     If any stockholder who demands appraisal of shares of our common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of our common stock of the stockholder will be converted into the right to receive $5.74 in cash per share. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT THE HOLDER OF OUR COMMON STOCK WILL BE ENTITLED TO RECEIVE THE CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT).

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

     If the merger is completed, our common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

STRUCTURE OF THE MERGER

     The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Longbow Merger Sub, Inc. will be merged with and into us and the separate corporate existence of Longbow Merger Sub, Inc. will thereupon cease, and we will be the surviving corporation and all of our rights, privileges, powers, immunities, purposes and franchises will continue unaffected by the merger, except that all of our then outstanding common stock will be owned by Johnson & Johnson and all outstanding options and warrants will be canceled.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties agree to and specify in the certificate of merger. Such filing will be made no later than the second business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement. See "The Merger Agreement -- Conditions to the Completion of the Merger".

     The merger agreement also provides that:

     - our restated certificate of incorporation will be amended at the completion of the merger to be in the form of Exhibit A to the merger agreement and, as so amended, will be the restated certificate of incorporation of the surviving corporation until changed or amended;

     - the bylaws of Longbow Merger Sub, Inc. as in effect immediately prior to the closing of the merger will be the bylaws of the surviving corporation;

     - the directors of Longbow Merger Sub, Inc. immediately prior to the closing of the merger will be the directors of the surviving corporation; and

     - the officers of Longbow Merger Sub, Inc. immediately prior to the closing of the merger will be the officers of the surviving corporation.

THE MERGER CONSIDERATION

     Each share of our common stock issued and outstanding immediately before the merger, other than treasury shares, shares for which appraisal rights have been perfected and shares held by Johnson & Johnson, will automatically be canceled and will cease to exist and will be converted into the right to receive $5.74 in cash, without interest. After the merger is effective, each holder of a certificate representing any of these shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the $5.74 per share merger consideration or, if a holder exercises appraisal rights, the right to receive payment of the judicially determined fair value of its shares upon compliance with the requirements of Delaware law. Each share of our common stock held by us as treasury shares or held by Johnson & Johnson at the time of the merger will be canceled without any payment.

YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

TREATMENT OF OUR STOCK OPTIONS AND RESTRICTED STOCK

     Prior to the completion of the merger, holders of outstanding stock options will have the opportunity to exercise all of their outstanding stock options, whether vested or unvested. Upon completion of the merger, each outstanding stock option that has not been exercised will be canceled and the holder of that stock option will be entitled to receive a single lump sum cash payment equal to the product of:

     - the number of shares of our common stock for which the stock option has not been exercised; and

     - the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the stock option;

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

provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the stock option.

     Subject to any applicable withholding taxes, the payment for option shares will be made, without interest, by the paying agent as soon as practicable following the completion of the merger.

     We are required to ensure that there will be no stock options exercisable for our capital stock outstanding as of the effective time.

     All outstanding shares of our restricted stock will become fully vested and all restrictions thereon will lapse immediately before the merger, and, in the merger, the shares will be canceled and converted into the right to receive $5.74 in cash, without interest, as described in "The Merger Consideration" above.

TREATMENT OF OUR WARRANTS

     Pursuant to the merger agreement, we have taken any action necessary, including obtaining any required consents, to cause each warrant to acquire shares of our common stock outstanding immediately prior to the completion of the merger to be canceled in exchange for a lump sum cash payment equal to the product of:

     - the number of shares of our common stock subject to the warrant; and

     - the excess, if any, of the $5.74 per share merger consideration over the per share exercise price of the warrant;

provided, however, if the calculation described above results in a negative number, no payment will be made with respect to the warrant.

     Payments with respect to warrants shall be made by the paying agent as soon as practicable following the effective time of the merger. All amounts payable shall be subject to any required withholding of taxes and shall be paid without interest.

SURRENDER OF STOCK CERTIFICATES

     At the effective time of the merger, Johnson & Johnson will deposit the aggregate merger consideration into an exchange fund with JPMorgan Chase or another comparable institution, as paying agent. At the effective time of the merger, shares of our common stock (except for shares for which appraisal rights have been perfected, as described in "Appraisal Rights" above):

     - will no longer be outstanding;

     - will automatically be canceled; and

     - will cease to exist.

     In addition, from and after the effective time of the merger, each certificate formerly representing any such share of our common stock will represent only the right to receive the $5.74 per share merger consideration which the holder of the certificate is entitled to receive pursuant to the merger.

     No interest will accrue or be paid with respect to the merger consideration. Until holders of certificates previously representing shares of our common stock have surrendered those certificates to the paying agent for exchange, holders will not receive the merger consideration due in respect of the shares formerly represented by such certificates.

     As soon as practicable after the effective time of the merger, the paying agent will mail to each holder of record of shares of our common stock a letter of transmittal and instructions for its use in delivering certificates to the paying agent in exchange for the merger consideration due in respect of the shares formerly represented by such certificates. After receipt of its certificates by the paying agent, together with a properly executed letter of transmittal, the paying agent will deliver to each stockholder the $5.74 per share merger consideration multiplied by the number of shares formerly represented by the

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

certificate(s) surrendered by the stockholder. In the event of a transfer of ownership of our common stock which is not registered in the transfer records of our transfer agent, payment of the merger consideration may be made to a person other than the person in whose name the surrendered certificate is registered if:

     - the certificate is properly endorsed or otherwise in proper form for transfer; and

     - the person requesting the merger consideration pays any transfer or other taxes required by reason of the payment of the merger consideration due in respect of the shares formerly represented by such certificate to a person other than the registered holder of the surrendered certificate or establishes to Johnson & Johnson's reasonable satisfaction that such tax has been paid or is not applicable.

LOST CERTIFICATES

     If any certificate representing shares of our common stock is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that certificate if:

     - the stockholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact; and

     - upon request of Johnson & Johnson, the stockholder posts a bond in a reasonable amount designated by Johnson & Johnson as security against any claim that may be made with respect to that certificate against Johnson & Johnson.

UNCLAIMED AMOUNTS

     Any portion of the exchange fund which remains undistributed to our stockholders after the nine month anniversary of the effective time of the merger will be delivered by the paying agent to Johnson & Johnson, upon demand, and any of our stockholders who have not previously surrendered their stock certificates will only be entitled to look to Johnson & Johnson for payment of the merger consideration due in respect of the shares formerly represented by their certificates. Subject to the other terms of the merger agreement, Johnson & Johnson will remain liable for the payment of the merger consideration to these stockholders.

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

                              THE MERGER AGREEMENT

     The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties relating to, among other things:

     - our corporate organization and similar corporate matters and the corporate organization and similar matters of Johnson & Johnson and Longbow Merger Sub, Inc.;

     - corporate and capital structure matters relating to our subsidiaries;

     - our capital structure;

     - our obligations with respect to our capital stock;

     - the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of us and of Johnson & Johnson and Longbow Merger Sub, Inc.;

     - documents we filed with the Securities and Exchange Commission and the accuracy of information, including financial information, contained in these documents;

     - the accuracy of the information supplied by us, Johnson & Johnson and Longbow Merger Sub, Inc. in connection with this proxy statement;

     - the absence of material changes or events concerning us or our subsidiaries;

     - pending or threatened material litigation against us or our subsidiaries;

     - matters related to the existence of certain of our contracts and defaults under our contracts;

     - our compliance with applicable laws and environmental matters;

     - absence of changes in our benefit plans;

     - absence of collective bargaining agreements or other labor union agreements between us or any of our subsidiaries and our employees;

     - matters affecting us relating to the Employee Retirement Income Security Act of 1974, as amended, and our employee benefits;

     - absence of excessive parachute payments to any of our or our subsidiaries' officers, directors, employees or consultants;

     - completion and accuracy of our tax filings and payment of our taxes;

     - validity of our leasehold or sublease interests in our properties and compliance with the terms of our leases and subleases;

     - matters relating to our intellectual property;

     - the required vote of our stockholders;

     - our satisfaction of certain state takeover statutes' requirements;

     - our engagement and payment of fees for brokers, investment bankers, finders and legal and financial advisors;

     - our receipt of a fairness opinion from our financial advisors;
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

     - certain contracts relating to research development, distribution, training, sale, supply, license, marketing or manufacturing;

     - our compliance with applicable regulatory and governmental requirements;

     - our maintenance of insurance;

     - the operations of Longbow Merger Sub, Inc.; and

     - Johnson & Johnson's ability to pay the aggregate merger consideration.

COVENANTS

     Under the merger agreement, we have agreed that, prior to the effective time of the merger, subject to certain exceptions, we and our subsidiaries will carry on our business in the ordinary course, consistent with past practice and as currently proposed (as of the date of the merger agreement) by us to be conducted and in compliance with applicable laws and regulations, and will use all commercially reasonable efforts to preserve intact our current business organizations, to keep available the services of our current officers, employees and consultants and preserve our relationships with those persons having business dealings with us. In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without Johnson & Johnson's prior written consent:

     - declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of, any of our capital stock or the capital stock of our subsidiaries, except for dividends or distributions by a wholly owned subsidiary to its shareholders;

     - split, combine or reclassify any of our capital stock or the capital stock of our subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of our capital stock or the capital stock of our subsidiaries;

     - purchase, redeem or otherwise acquire any shares of our capital stock or the capital stock of our subsidiaries or any other securities or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or agreements existing as of the date of the merger agreement between us or any of our subsidiaries and any of our or our subsidiaries' directors or employees;

     - issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of our capital stock or the capital stock of our subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants, options to acquire, any such shares, voting securities or convertible securities, or "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, other than the issuance of our common stock upon the exercise of options or warrants that were outstanding on the date of the merger agreement;

     - amend our restated certificate of incorporation or bylaws, or other comparable charter or organizational documents of any of our subsidiaries, except as may be required by law, or the rules and regulations of the Securities and Exchange Commission or The Nasdaq Stock Market, Inc.;

     - acquire by merger, consolidation, purchasing of assets or in any other manner any person or division, business or equity interest of any person;

     - acquire any asset or assets that, individually, has a purchase price in excess of $60,000 or, in the aggregate, have a purchase price in excess of $300,000, except for new capital expenditures which are subject to the limitations described below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

     - sell, lease, license, mortgage, sell and leaseback, dispose of or otherwise encumber or subject to any lien or otherwise dispose of any of our properties or the properties of our subsidiaries or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business, consistent with past practice;

     - enter into, modify or amend any lease of property, except for modifications or amendments that are not materially adverse to us or our subsidiaries taken as a whole;

     - incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of us or our subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other arrangement to maintain any financial statement condition of another person or enter into any arrangement having an economic effect of any of the foregoing;

     - make any loans, advances, or capital contributions to, or investments in, any other person, other than to employees for travel expenses in the ordinary course of business consistent with past practice;

     - make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or (1) from January 15, 2003 to April 30, 2003, are, in the aggregate, in excess of $1,000,000 or (2) beginning May 1, 2003, are, in the aggregate, in excess of $300,000 during any calendar month;

     - except as required by law or judgment, pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with the terms of, liabilities disclosed, reflected or reserved against in our most recent financial statements filed with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, cancel any indebtedness, waive or assign any claims or rights of substantial value, waive any benefits of, agree to modify in any respect, or fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement to which we or any of our subsidiaries is a party, or waive any material benefits of, or agree to modify in any material respect or fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which we or any of our subsidiaries is a party;

     - enter into contracts relating to the research, clinical trial, development, distribution, training, sale, supply, license, marketing, co-promotion or manufacturing by third parties of our products, or the products of our subsidiaries, or products licensed by us or any of our subsidiaries, or intellectual property rights of ours or of our subsidiaries, which, individually, has a value in excess of $60,000 or, in the aggregate, have a value in excess of $300,000;

     - enter into, modify, amend or terminate any contract or waive, release or assign any material rights or claims under such contract, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to adversely affect us in any material respect, impair in any material respect our ability to perform our obligations under the merger agreement or prevent or materially delay the completion of the transactions described in the merger agreement;

     - enter into any contract to the extent that the completion of the transactions described in the merger agreement or our compliance with the provisions of the merger agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien in or upon any of our property or assets, or those of our subsidiaries, under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such contract;

     - enter into any contract containing any restriction on our ability, or the ability of any of our subsidiaries, to assign our and their rights, interests, or obligations under such contract, unless such restriction expressly excludes any assignment to Johnson & Johnson or any of its subsidiaries in connection with or following the completion of the merger and the other transactions described in the merger agreement;

     - sell, transfer or license to any person or otherwise extend, amend or modify any of our intellectual property rights or any such right of our subsidiaries;

     - subject to certain limited exceptions, adopt, enter into, terminate or amend any collective bargaining agreement, benefit plan or any benefit agreement between us, or our subsidiaries, and one or more of our or their current or former directors, officers, employees or consultants;

     - subject to certain limited exceptions, increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former officer, director, employee or consultant, except for planned salary increases and bonus payments described in the merger agreement;

     - subject to certain limited exceptions, pay any benefit or amount not required under any benefit plan or arrangement of ours or our subsidiaries as in effect on the date of the merger agreement;

     - subject to certain limited exceptions, grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant;

     - subject to certain limited exceptions, grant any awards under any bonus, incentive, performance, or other compensation plan or arrangement, benefit agreement or benefit plan (including the grant of stock options, restricted stock, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any benefit agreement or benefit plan or agreements or awards made under such benefit agreements or benefit plans);

     - subject to certain limited exceptions, amend or modify any stock option or warrant;

     - subject to certain limited exceptions, take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement, or benefit plan or benefit agreement;

     - subject to certain limited exceptions, take any action to accelerate the vesting or payment of any compensation or benefit under any benefit plan or benefit agreement, except for the acceleration of the vesting of outstanding stock options as described in the merger agreement;

     - subject to certain limited exceptions, materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the way in which contributions to any pension plan are made or the basis on which such contributions are determined;

     - except as required by generally accepted accounting principles, revalue any material assets of our company or any of our subsidiaries, or make any changes to our accounting methods, principles or practices; or

     - authorize any of, or commit, resolve or propose or agree to take any of, the above actions.

     Each party agrees to notify the other party of:

     - any representation or warranty in the merger agreement that is qualified as to materiality becoming untrue or inaccurate in any respect;

     - any representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect; or

     - the failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by the party under the merger agreement.

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

     Each party shall promptly provide the other with copies of all filings made with any governmental entity in connection with the merger agreement.

     Between the date of the merger agreement and the effective date, we will:

     - timely file all required tax returns;

     - timely pay all taxes due;

     - accrue a reserve in the books and records and financial statements in accordance with past practice for all taxes payable;

     - promptly notify Johnson & Johnson of any suit, claim, action, investigation, proceeding or audit pending against or with respect to us in respect of any material amount of tax and not settle or compromise any such action without Johnson & Johnson's consent;

     - not make any material tax election or settle or compromise any material tax liability, other than with Johnson & Johnson's consent or other than in the ordinary course of business; and

     - terminate as of the closing date all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices to which we are or may be a party or may otherwise be bound so that neither we nor any or our subsidiaries will have further rights or liabilities under such agreements, arrangements or practices.

DIRECTORS' AND OFFICERS' INDEMNIFICATION, ADVANCEMENT OF EXPENSES, EXCULPATION AND INSURANCE

     Johnson & Johnson has agreed to cause the surviving corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and all exculpation from liability for acts or omissions occurring at or prior to the effective time of the merger existing in favor of our present and former officers or directors as provided in our restated certificate of incorporation or bylaws or any indemnification agreement between any such person and us, in each case as in effect as of the date of the merger agreement, and such obligations will survive the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that Johnson & Johnson will maintain our current officers' and directors' liability insurance for a period of six years after the completion of the merger to cover any acts or omissions occurring at or prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by that policy, on terms with respect to coverage and amounts no less favorable than those of the policy in effect on the date of the merger agreement (provided that in satisfying this obligation, Johnson & Johnson is not required to pay more than $3,000,000 in the aggregate to obtain such coverage). In the event such coverage cannot be obtained for $3,000,000 or less in the aggregate, Johnson & Johnson will be obligated to provide such coverage as may be obtained for such $3,000,000 aggregate amount.

EMPLOYEE BENEFITS MATTERS

     The merger agreement provides that, subject to applicable collective bargaining agreements, for a period of not less than twelve months following the completion of the merger, our employees who remain in the employment of the surviving corporation and its subsidiaries (whom we refer to as "continuing employees") will receive employee benefits that are substantially comparable in the aggregate to the employee benefits provided to our employees immediately prior to the completion of the merger. However, neither Johnson & Johnson nor the surviving corporation nor any of their subsidiaries will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements, and none of our plans or arrangements providing for issuance of shares will be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

     In addition, for a period of not less than twelve months following the completion of the merger, the continuing employees will receive immigration benefits generally comparable to those provided to our employees as of the date of the merger agreement as disclosed to Johnson & Johnson.

     Johnson & Johnson will cause the surviving corporation to recognize the service of each continuing employee as if such service had been performed with Johnson & Johnson as follows:

     - for purposes of vesting (but not benefit accrual) under Johnson & Johnson's defined benefit pension plan;

     - for purposes of eligibility for vacation under Johnson & Johnson's vacation program;

     - for purposes of eligibility and participation under any health or welfare plan maintained by Johnson & Johnson (other than any post-employment health or post-employment welfare plan); and

     - unless covered under another arrangement with us, for benefit accrual purposes under Johnson & Johnson's severance plan;

but solely to the extent that Johnson & Johnson makes such plan or program available to employees of the surviving corporation, and not for purposes of any other employee benefit plan of Johnson & Johnson.

     In addition, subject to applicable collective bargaining agreements, with respect to any welfare plan maintained by Johnson & Johnson in which continuing employees are eligible to participate after the completion of the merger, Johnson & Johnson will, and will cause the surviving corporation to:

     - waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under our welfare plans prior to the completion of the merger; and

     - provide each continuing employee with credit for any co-payments and deductibles paid prior to the completion of the merger in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

     Nothing in the merger agreement requires Johnson & Johnson or the surviving corporation to continue any specific plans or to continue the employment of any specific person.

EFFORTS TO CONSUMMATE THE MERGER

     Each party agrees to use its commercially reasonable efforts to do all things necessary, proper or advisable, in the most expeditious manner practicable, to complete and make effective the merger and other transactions described in the merger agreement and the stockholder agreement, including using commercially reasonable efforts to accomplish the following:

     - the taking of all acts necessary to cause the conditions to closing to be satisfied as promptly as practicable;

     - the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities) and the taking of all necessary steps to obtain an approval or waiver from, or avoid an action or proceeding by, any governmental entity; and

     - the obtaining of all necessary consents, approvals or waivers from third parties (subject to certain exceptions).

     In addition, we will take all actions necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement, the stockholder agreement, the merger or any of the transactions described in the merger agreement or the stockholder agreement, and if a state takeover statute or similar statute becomes applicable, we will take all necessary actions to ensure that the merger and the other transactions described in the merger agreement and the stockholder agreement may be completed as promptly as practicable. Nothing in the merger agreement, however, requires Johnson & Johnson to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Johnson & Johnson, any portion of our assets or business or any portion of the assets or business of our or their subsidiaries.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

     - the merger agreement has been adopted by the affirmative vote of stockholders holding a majority of the shares of our common stock outstanding and entitled to vote at the special meeting;

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or has been terminated; and

     - no restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition is in effect that (1) prevents the completion of the merger, or (2) has had or would reasonably be expected to have a material adverse effect on us.

     Each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional condition:

     - the other party to the merger agreement has performed in all material respects all agreements and covenants required to be performed by it under the merger agreement on or prior to the date on which the merger is to become effective.

     Johnson & Johnson's obligation to effect the merger is further subject to satisfaction or waiver of the following additional conditions:

     - our representations and warranties set forth in the merger agreement that are qualified as to materiality are true and correct, and such representations and warranties to the extent that they are not so qualified are true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date;

     - there is no pending or threatened suit, action or proceeding by any governmental entity, or by any other person having a reasonable likelihood of prevailing in a manner contemplated in clauses (1), (2) or
       (3) below, (1) challenging the acquisition by Johnson & Johnson or Longbow Merger Sub, Inc. of any shares of our common stock, seeking to restrain or prohibit the completion of the merger, or seeking to place limitations on the ownership of shares of our common stock, or shares of common stock of the surviving corporation, by Johnson & Johnson or Longbow Merger Sub, Inc. or seeking to obtain from us, Johnson & Johnson or Longbow Merger Sub, Inc. any damages that are material in relation to us, (2) seeking to prohibit or materially limit the ownership or operation by us, Johnson & Johnson or our or their subsidiaries of any portion of our or their respective businesses or assets, or to compel us, Johnson & Johnson or any of our or their subsidiaries to divest or hold separate any portion of our or their businesses or assets, as a result of the merger, (3) seeking to prohibit Johnson & Johnson or any of its subsidiaries from effectively controlling in any material respect our business or operations or (4) otherwise having or being reasonably expected to have, a material adverse effect;

     - there is no restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition that would reasonably be expected to result in any of the effects described in the immediately preceding bullet point;

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

     - no fewer than 80% of the employees specified in the merger agreement are actively employed in scientific and/or technical capacities by us on the closing date; and

     - Johnson & Johnson has received satisfactory evidence that Johnson & Johnson or we have obtained all consents, approvals, authorizations, qualifications and orders of third parties required in connection with the merger agreement and the transactions described in the merger agreement, including (1) certain specified consents and (2) consents to assignments of material contracts and material intellectual property rights except for those the failure of which to be obtained individually or in the aggregate would not reasonably be expected to restrain or prohibit the completion of the merger or prohibit or limit in any material respect the ownership or operation or effective control by Johnson & Johnson of any portion of our and our subsidiaries' business or assets, taken as a whole.

     The merger agreement provides that a "material adverse effect" on us means any change, effect, event, occurrence, state of facts or development or developments which individually or in the aggregate would reasonably be expected to result in any change or effect that (1) is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of us and our subsidiaries taken as a whole, or (2) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay our completion of the merger or the other transactions contemplated by the merger agreement, in each case, subject to specified guidelines of interpretation and subject further to the limitation that none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or will be, a material adverse effect:

     - any change relating to the United States economy or securities markets in general;

     - any failure, in and of itself, by us to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of the merger agreement (although the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be a material adverse effect); and

     - any adverse change, effect, event, occurrence, state of facts or development reasonably attributable to the conditions affecting the industry in which we participate, other than as may arise or result from regulatory action by a governmental entity, so long as the effects do not disproportionately impact us.

     Our obligation to effect the merger is further subject to satisfaction or waiver of the following additional condition:

     - the representations and warranties of Johnson & Johnson and Longbow Merger Sub, Inc. set forth in the merger agreement that are qualified as to materiality are true and correct, and the representations of Johnson & Johnson and Longbow Merger Sub, Inc. set forth in the merger agreement that are not so qualified are true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date.

     We can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. We cannot at this point determine whether the waiver of any particular condition would materially change the terms of the merger. If we determine that a waiver of a condition would materially change the terms of the merger or otherwise be required by applicable law, we will resolicit proxies. In making our determination of whether the waiver of a particular condition would materially change the terms of the merger, we would consider, among other factors:

     - the reasons for the waiver;

     - the effect of the waiver on the terms of the merger;

     - whether the requirement being waived was necessary in order to make the transaction fair to our stockholders from a financial point of view; and

     - the availability of alternative transactions to us and our prospects as an independent entity.

NO SOLICITATION

     The merger agreement provides that we will not, nor will we authorize or permit any of our subsidiaries or our or their directors, officers, or employees or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by us or any of our subsidiaries to, directly or indirectly:

     - solicit, initiate or knowingly encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any takeover proposal, as described below; or

     - enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any takeover proposal.

     The merger agreement provides that, notwithstanding the restrictions described above, if at any time prior to the time that our stockholders approve the adoption of the merger agreement:

     - we receive a bona fide written takeover proposal that our board of directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal, as described below, and

     - the takeover proposal was not solicited after the date of the merger agreement, was made after the date of the merger agreement and did not otherwise result from our breach of the merger agreement, we may, if our board of directors determines in good faith, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties to our stockholders under applicable law, and, subject to providing written notice of our decision to do so to Johnson & Johnson:

     - furnish, under a customary confidentiality agreement, information about us to the person making such superior proposal; and

     - participate in discussions or negotiations regarding such superior proposal.

     The merger agreement provides that:

     - the term "takeover proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of our revenues, net income or assets, taken as a whole, or 15% or more of any class of our equity securities, any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class of our equity securities or the equity securities of our subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving us or our subsidiaries pursuant to which any person or the shareholders of any person would own 15% or more of any class of our equity securities or the equity securities or our subsidiaries or of any resulting parent company of us, other than the transactions contemplated by the merger agreement and the stockholder agreement; and

     - the term "superior proposal" means a bona fide offer made by a third party that if completed would result in the third party (or its stockholders) owning, directly or indirectly, all or substantially all of
       (A) our common stock then outstanding, (B) common stock of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger, or (C) our assets, in each case, which our board of directors determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (1) more favorable to our stockholders from a financial point of view than the merger, taking into account all the terms and conditions of such proposal as compared to the merger agreement (including any changes to the financial terms of the merger agreement proposed by Johnson & Johnson in response to such offer or otherwise), and (2) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

     The merger agreement further provides that neither our board of directors nor any committee of our board of directors will:

     - withdraw (or modify in a manner adverse to Johnson & Johnson), or publicly propose to withdraw (or modify in a manner adverse to Johnson & Johnson), the approval, recommendation or declaration of advisability by our board of directors or such committee of our board of directors of the merger agreement, the merger or the other transactions contemplated by the merger agreement; or recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal (any such action being a "Company Adverse Recommendation Change"); or

     - approve or recommend, or propose to approve or recommend, or allow us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any takeover proposal, other than a customary confidentiality agreement to facilitate the disclosure of information about us to any person making a superior proposal, as described above.

     However, at any time prior to the time stockholder approval is obtained, our board of directors may make a Company Adverse Recommendation Change if it determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to our stockholders under applicable law provided, however, that before doing so, our board of directors is required to give Johnson & Johnson four business days prior written notice (which notice must state the reasons for the change, including the terms and conditions of any superior proposal that is the basis of the proposed action by our board of directors), and is required to take into account any changes to the financial terms of the merger agreement proposed by Johnson & Johnson in response to such notice or otherwise before making a Company Adverse Recommendation Change.

     If our board of directors, or any committee of our board of directors, makes a Company Adverse Recommendation Change, Johnson & Johnson is entitled to terminate the merger agreement. If Johnson & Johnson terminates the merger agreement in this circumstance, we must pay Johnson & Johnson a fee in the amount of $5,480,000. See "-- Termination" and "-- Fees and Expenses".

TERMINATION

     The merger agreement may be terminated at any time prior to the effective time of the merger, regardless of whether our stockholders have approved the adoption of the merger agreement:

     - by mutual written consent of Johnson & Johnson, Longbow Merger Sub, Inc. and us;

     - by either Johnson & Johnson or us if the merger has not been completed on or before June 15, 2003; provided, however, that this right to terminate the merger agreement is not available to any party whose breach of a representation or warranty or whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be completed on or before June 15, 2003;

     - by either Johnson & Johnson or us if any restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition:

      - prevents the completion of the merger, or

      - has had or would reasonably be expected to have a material adverse effect on us is in effect and has become final and nonappealable;

     - by either Johnson & Johnson or us, if our stockholders do not approve the adoption of the merger agreement at the special meeting, or at any adjournment or postponement thereof;

     - by Johnson & Johnson if we have breached or failed to perform any of our representations, warranties, covenants or agreements set forth in the merger agreement, if the breach or failure to perform:

      - would give rise to the failure of the closing conditions relating to our representations and warranties, and our covenants or agreements described under the caption "-- Conditions to the Completion of the Merger", and

      - is incapable of being cured by us within 30 calendar days following receipt of written notice of such breach or failure to perform from Johnson & Johnson;

     - by Johnson & Johnson, if a restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition:

      - challenging the acquisition by Johnson & Johnson or Longbow Merger Sub, Inc. of any shares of our common stock, seeking to restrain or prohibit the completion of the merger, or seeking to place limitations on the ownership of shares of our common stock (or shares of common stock of the surviving corporation) by Johnson & Johnson or Longbow Merger Sub, Inc., or seeking to obtain from Johnson & Johnson, Longbow Merger Sub, Inc., or us any damages that are material in relation to us,

      - seeking to prohibit or materially limit the ownership or operation by us or Johnson & Johnson, or our or their subsidiaries, of any portion of our or their respective businesses or assets or to compel us, Johnson & Johnson, or our or their subsidiaries, to divest or hold separate any portion of our or their respective businesses or assets, as a result of the merger,

      - seeking to prohibit Johnson & Johnson or its subsidiaries from effectively controlling in any material respect our business or operations or that of any of our subsidiaries or

      - otherwise having, or being reasonably expected to have, a material adverse effect is in effect and has become final and nonappealable;

     - by us, if Johnson & Johnson has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, if the breach or failure to perform:

      - gives rise to the failure of the closing conditions relating to Johnson & Johnson's representations and warranties, and covenants or agreements described under the caption "-- Conditions to the Completion of the Merger", and

      - is incapable of being cured by Johnson & Johnson within 30 calendar days following receipt of written notice of such breach or failure to perform from us; or

     - by Johnson & Johnson, in the event that prior to the obtaining of stockholder approval, our board of directors or any committee of our board of directors:

      - withdraws (or modifies in a manner adverse to Johnson & Johnson), or publicly proposes to withdraw (or modify in a manner adverse to Johnson & Johnson), the approval, recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement,

      - recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any takeover proposal, or

      - fails publicly to reaffirm its recommendation of the merger agreement, the merger or the other transactions contemplated by the merger agreement within ten business days of receipt of a written request by Johnson & Johnson to provide such reaffirmation following a takeover proposal.

AMENDMENT, EXTENSION AND WAIVER

     Subject to applicable law:

     - the merger agreement may be amended by mutual consent of the parties in writing at any time, except that after the merger agreement has been adopted by our stockholders, no amendment may be entered into which requires approval by such stockholders unless such further approval is obtained; and

     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreement or condition in the merger agreement.

FEES AND EXPENSES

     The merger agreement generally provides that each party will pay its own fees and expenses in connection with the merger agreement and the transactions described in the merger agreement, whether or not the merger is completed. However, we must pay Johnson & Johnson a $5,480,000 termination fee if:

     - the merger agreement is terminated by Johnson & Johnson pursuant to its right described in the last bullet point under the heading
       "-- Termination"; or

     - prior to obtaining stockholder approval, we or our stockholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known or any person publicly announces an intention, whether or not conditional, to make a takeover proposal, the merger agreement is terminated by either Johnson & Johnson or us because either (1) the outside date has been reached without a vote in respect of the adoption of the merger agreement having been taken at the special meeting of our stockholders or (2) our stockholders have not adopted the merger agreement at the special meeting and within twelve months after such termination, we complete, or enter into a definitive agreement to complete, the transactions described in any takeover proposal.

                             STOCKHOLDER AGREEMENT

     The following description summarizes the material provisions of the stockholder agreement and is qualified in its entirety by reference to the complete text of the stockholder agreement. The stockholder agreement included in this proxy statement as Annex B contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

VOTING ARRANGEMENTS AND RELATED PROVISIONS

     In connection with the execution of the merger agreement, certain of our directors, executive officers and other stockholders affiliated with certain of these executive officers entered into a stockholder agreement with Johnson & Johnson. These directors, executive officers and other stockholders have agreed to vote shares of our common stock (together representing approximately [33%] of the outstanding shares of our common stock as of the record date) in favor of the adoption of the merger agreement, the approval of the merger and the approval of the other transactions described in the merger agreement.

     Each of these stockholders also agreed to vote these shares of our common stock held by that stockholder against the following actions:

     - any merger agreement or merger or similar transaction or takeover proposal as described in "The Merger Agreement -- No Solicitation"; and

     - any amendment to our restated certificate of incorporation or bylaws or any other proposed action or transaction that would impede, frustrate, prevent or nullify the merger, the merger agreement or the transactions described in the merger agreement.

     In connection with the stockholder agreement, the stockholders further agreed not to:

     - sell, transfer, pledge, assign or otherwise dispose of these shares of our common stock or enter into any contract or other arrangement with respect to the sale, transfer, pledge, assignment or disposition of these shares of our common stock provided, however, such shares may be sold, transferred or assigned by the stockholders who are members of our management to members of such stockholder's family or family trust or to a charitable institution if the transferee agrees to be bound by the terms of the stockholder agreement;

     - enter into voting arrangements whether by proxy, voting agreement or otherwise with respect to these shares of our common stock;

     - solicit, initiate, encourage or otherwise facilitate, any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a takeover proposal, as described in "The Merger Agreement -- No Solicitation", or enter into any agreement, or engage in or continue any discussions, or furnish any information with respect to, a takeover proposal; or

     - exercise any rights of appraisal or dissent.

     Each of the parties to the stockholder agreement has irrevocably granted to, and appointed Johnson & Johnson and Tom Heyman, Michael Jackson and John T. Crisan, in their respective capacities as officers or authorized representatives of Johnson & Johnson and any individual who succeeds any of them, and each of them individually, and any individual designated in writing by any of them, as that party's proxy and attorney-in-fact to vote, or grant a consent with respect to, that party's shares of our common stock which are subject to the stockholder agreement in favor of the adoption and approval of the merger agreement and the merger and the other transactions described therein and against certain alternative transactions.

TERMINATION

     The stockholder agreement generally terminates on the earlier of the effective date of the merger, the date of termination of the merger agreement or, at the option of any stockholder, any amendment, modification, change or waiver to the merger agreement subsequent to the date of the stockholder agreement that results in any decrease in the price to be paid per share for each share of our common stock.

                             PRINCIPAL STOCKHOLDERS

     The following table identifies the stockholders, other than our directors and executive officers, that are known to us to be the beneficial owners of 5% or more of the common stock. Unless otherwise indicated, the information is as of January 22, 2003. For purposes of this table, and as used elsewhere in this proxy statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, we believe that each owner listed below exercises sole voting and dispositive power over its shares.

                                                              AMOUNT AND NATURE OF   PERCENT OF THE
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP    COMMON STOCK
------------------------------------                          --------------------   --------------
Funds Affiliated with HealthCare Ventures(1)................       5,301,520              23.46%
  44 Nassau Street
  Princeton, New Jersey 08542

Rho Capital Partners, Inc.(2)...............................       2,666,407              11.75%
  152 West 57th Street
  New York, NY 10019

Biotech Growth S.A.(3)......................................       2,850,483              12.62%
  c/o Bellevue Asset Management AG
  Graftenauweg 4
  CH-6301 Zug
  Switzerland

Funds Affiliated with Biotechnology Value Fund(4)...........       1,185,825               5.25%
  227 West Monroe Street, Suite 4800
  Chicago, Illinois 60606

Abingworth Bioventures SICAV, in liquidation(5).............       1,215,327               5.38%
  231 Val des Bons Malades, L-2121
  Luxembourg-Kirchberg, Luxembourg

---------------

(1) This amount is reflected in a report on Schedule 13G/A that was filed on February 11, 2002 by HealthCare Ventures III, L.P. ("HCV III"), HealthCare Partners III, L.P. ("HCP III"), HealthCare Ventures IV, L.P. ("HCV IV"), HealthCare Partners IV, L.P. ("HCP IV"), HealthCare Ventures V, L.P. ("HCV V"), HealthCare Partners V, L.P. ("HCP V"), HealthCare Ventures VI, L.P. ("HCV VI"), HealthCare Partners VI, L.P. ("HCP VI"), James H. Cavanaugh, Ph.D and Messrs. Harold R. Werner, John W. Littlechild, William Crouse, Christopher Mirabelli, Ph.D., Augustine Lawlor, and Eric Aguiar, Ph.D., includes 5,301,520 shares as to which Dr. Cavanaugh and Messrs. Werner, Crouse, and Littlechild claim shared voting and dispositive power, 3,182,313 shares to which HealthCare Ventures III, L.P. and HealthCare Partners III, L.P. claim shared voting and dispositive power, 1,184,685 shares as to which Dr. Mirabelli and Mr. Lawler claim shared voting and dispositive power, 934,522 shares as to which HealthCare Ventures IV, L.P. and HealthCare Partners IV, L.P., claim shared voting and dispositive power, 819,595 shares as to which HealthCare Ventures VI, L.P, HealthCare Partners VI, L.P. and Dr. Aguiar claim shared voting and dispositive power and 365,090 shares as to which HealthCare Ventures V, L.P. and HealthCare Partners V, L.P. claim shared voting and dispositive power. None of the reporting persons claim sole voting or dispositive power.

(2) This amount, which is reflected in a report on Schedule 13G/A that was filed on February 13, 2002 with respect to ownership as of December 31, 2001 by Rho Capital Partners, Inc., Joshua Ruch, Habib Kairouz, and Mark Leschly, includes 101,828 shares issuable upon the exercise of warrants. Joshua Ruch, Habib Kairouz and Mark Leschly are the shareholders of Rho Capital Partners, Inc., financial advisor to Rho Management Trust II, and Mr. Ruch is also the Chairman and Chief Executive Officer. The reporting persons claim shared voting and dispositive power over all of the shares. Mr. Ruch claims sole voting and dispositive power with regard to 21,008 shares of common stock and an additional 2,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Mr. Ruch, Mr. Kairouz, and Mr. Leschly disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(3) This amount is reflected in a report on Schedule 13G/A that was filed on February 7, 2001 with respect to ownership as of December 31, 2000 by BB Biotech AG, on behalf of Biotech Growth S.A., and a Form 4 Statement of Changes in Beneficial Ownership filed in February 2002 by Biotech Growth N.V. and Biotech Growth AG. Biotech Growth S.A. is a wholly owned subsidiary of BB Biotech AG. BB Biotech AG and Biotech Growth S.A. claim shared voting and dispositive power over all of the shares.

(4) This amount is reflected in a report on Schedule 13G that was filed on July 22, 2002 by Biotechnology Value Fund, L.P. ("BVF"), Biotechnology Value Fund II, L.P. ("BVF2"), BVF Investments, L.L.C. ("Investments"), BVF Partners, L.P. ("Partners") and BVF Inc. ("BVF Inc."). Partners and BVF Inc. claim shared voting and dispositive power over all of the 1,185,825 shares included in the report, which includes not only shared voting and dispositive power over the shares held by BVF, BVF2 and Investments, but also shared voting and dispositive power over 46,240 shares held in managed accounts, on whose behalf Partners, as investment manager, purchased the shares. Of the 1,185,825 shares included in the report, BVF claims shared voting and dispositive power over 357,635 shares, BVF2 claims shared voting and dispositive power over 236,200 shares and Investment claims shared voting and dispositive power over 545,760 shares. None of the reporting persons claim sole voting or dispositive power. Pursuant to a Form 13F filed by BVF Inc. on November 14, 2002 in respect of BVF Inc.'s total holdings as institutional investment manager for the BVF funds, BVF Inc. reported total beneficial ownership of 1,473,125 shares.

(5) This amount is reflected in a report on Schedule 13G/A that was filed on February 11, 2002 with respect to ownership as of December 31, 2001 by Abingworth Bioventures SICAV, in liquidation ("Abingworth SICAV"), Abingworth Bioventures III A L.P ("Abingworth III A"), Abingworth Bioventures III B L.P. ("Abingworth III B"), Abingworth Bioventures III C L.P. ("Abingworth III C") and Abingworth Bioventures Executives L.P. ("Abingworth III Executives"). Abingworth SICAV claims sole voting and dispositive power over 1,040,327 shares and no shared voting or dispositive power. Abingworth III A claims sole voting and dispositive power over 87,850 shares and no shared voting or dispositive power. Abingworth III B claims sole voting and dispositive power over 53,627 shares and no shared voting or dispositive power. Abingworth III C claims sole voting and dispositive power over 32,123 shares and no shared voting or dispositive power. Abingworth III Executives claim sole voting and dispositive power over 1,400 shares and no shared voting or dispositive power.

                          STOCK OWNERSHIP OF DIRECTORS
                             AND EXECUTIVE OFFICERS

     The following table and notes set forth information, as of January 22, 2003 (except as specified below), with respect to the beneficial ownership of shares of common stock by each of our directors and executive officers and, as a group, based upon information furnished to us by such persons. Except as otherwise indicated, we believe that each beneficial owner listed below exercises sole voting and dispositive power.

                                                              AMOUNT OF BENEFICIAL OWNERSHIP AS
                                                                     OF JANUARY 22, 2003
                                                              ----------------------------------
                                                               NUMBER OF      PERCENTAGE OF THE
NAME OF BENEFICIAL OWNER                                         SHARES         COMMON STOCK
------------------------                                      ------------   -------------------
David C. U'Prichard, Ph.D.(1)...............................     646,270              2.81%
F. Raymond Salemme, Ph.D.(2)................................     548,864              2.40%
James H. Cavanaugh, Ph.D.(3)................................   5,304,020             23.47%
Zola P. Horovitz, Ph.D.(4)..................................      23,463                 *
David R. King(5)............................................      15,643                 *
Joshua Ruch(6)..............................................   2,689,915             11.85%
Harold R. Werner(7).........................................   5,301,520             23.46%
William Claypool, M.D.(8)...................................       6,250                 *
John M. Gill(9).............................................      54,500                 *
Roger F. Bone, Ph.D.(10)....................................     110,719                 *
Scott M. Horvitz(11)........................................     105,117                 *
Melinda Rudolph(12).........................................      18,750                 *
All directors and executive officers as a group (12
  persons)(13)..............................................   9,523,511             40.43%

---------------

  *  Less than one percent (1%).

 (1) Includes 391,486 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Upon consummation of the merger, 109,354 shares of unvested stock options owned by Dr. U'Prichard, which are not currently exercisable within 60 days of January 22, 2003, but have exercise prices that are below the per share merger consideration, will automatically vest.

 (2) Includes 249,850 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Also includes 140,625 shares held by a trust, with respect to which Dr. Salemme exercises shared voting and dispositive power.

 (3) Includes 5,301,520 shares of common stock held by the funds affiliated with HealthCare Ventures. See note 1 to the table under "Principal Stockholders". Includes 2,500 shares of common stock issuable upon the exercise of stock options within 60 days.

 (4) Includes 20,677 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Upon consummation of the merger, 893 shares of unvested stock options owned by Dr. Horovitz, which are not currently exercisable within 60 days of January 22, 2003, but have exercise prices that are below the per share merger consideration, will automatically vest.

 (5) Includes 2,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Also includes 9,572 shares with respect to which Mr. King exercises shared voting and dispositive power with his spouse.

 (6) Includes 2,666,407 shares of common stock held by Rho Capital Partners, Inc. See note 2 to the table under "Principal Stockholders". Includes 2,500 shares of common stock issuable upon the exercise of stock options within 60 days.

 (7) All 5,301,520 shares of common stock are held by the funds affiliated with HealthCare Ventures. See note 1 to the table under "Principal Stockholders".

 (8) Includes 6,250 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

 (9) Includes 54,500 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(10) Includes 55,540 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(11) Includes 51,546 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(12) Includes 18,750 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

(13) Includes 856,099 shares of common stock issuable upon the exercise of stock options exercisable within 60 days.

                                 OTHER MATTERS

     As of the date of this proxy statement, we know of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

                          FUTURE STOCKHOLDER PROPOSALS

     Our 2003 annual meeting of stockholders is scheduled to take place in May 2003. We will hold the 2003 annual meeting of our stockholders only if the merger is not completed before the time of such meeting. The deadline for submission of stockholder proposals for inclusion in our proxy materials for the 2003 annual meeting was December 18, 2002. If the merger is not completed, under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, our stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2003 annual meeting by submitting their proposal in writing to our Secretary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The information contained in this proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements about our ability to complete the merger.

     When used in this proxy statement, we intend the words "may", "believe", "anticipate", "plan", "expect", "predict", "estimate", "require", "intend" and similar words to identify "forward-looking statements". These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results, performance or achievements, to be far different from that suggested by our forward-looking statements. Such risks and uncertainties include our inability to complete the merger and the other risks and factors identified from time to time in reports we file with the Securities and Exchange Commission or in public statements issued by us. You should not place undue reliance on our forward-looking statements. We disclaim any obligation to update any of these factors or to publicly announce the results of any revisions to any of these forward-looking statements, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's facilities located at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Our SEC filings also are available to the public at the SEC's website at http://www.sec.gov.

     THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT
IS DATED           , 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED
IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                                                  EXECUTION COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of January 15, 2003

                                      Among

                               JOHNSON & JOHNSON,

                            LONGBOW MERGER SUB, INC.

                                       And

                       3-DIMENSIONAL PHARMACEUTICALS, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   The Merger

SECTION 1.01.      The Merger ..............................................   2
SECTION 1.02.      Closing .................................................   2
SECTION 1.03.      Effective Time ..........................................   2
SECTION 1.04.      Effects of the Merger ...................................   3
SECTION 1.05.      Certificate of Incorporation and By-laws. ...............   3
SECTION 1.06.      Directors ...............................................   3
SECTION 1.07.      Officers ................................................   3

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.01.      Effect on Capital Stock .................................   3
SECTION 2.02.      Exchange of Certificates ................................   5

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.      Representations and Warranties of the Company ...........   8
SECTION 3.02.      Representations and Warranties of Parent and Sub ........  43

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

SECTION 4.01.      Conduct of Business .....................................  46
SECTION 4.02.      No Solicitation .........................................  53

                                    ARTICLE V

                              Additional Agreements

SECTION 5.01.      Preparation of the Proxy Statement;
                    Stockholders' Meeting ..................................  56
SECTION 5.02.      Access to Information; Confidentiality ..................  58
SECTION 5.03.      Commercially Reasonable Efforts .........................  58
SECTION 5.04.      Company Stock Options; Warrants .........................  60
SECTION 5.05.      Indemnification, Advancement of
                    Expenses, Exculpation and Insurance ....................  61
SECTION 5.06.      Fees and Expenses .......................................  62
SECTION 5.07.      Public Announcements ....................................  63
SECTION 5.08.      Stockholder Litigation ..................................  64
SECTION 5.09.      Employee Matters ........................................  64
SECTION 5.10.      Stockholder Agreement Legend ............................  65
SECTION 5.11.      Consents and Other Action ...............................  66

                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.      Conditions to Each Party's Obligation to
                    Effect the Merger ......................................  66
SECTION 6.02.      Conditions to Obligations of Parent
                    and Sub ................................................  66
SECTION 6.03.      Conditions to Obligation of the Company .................  68
SECTION 6.04.      Frustration of Closing Conditions .......................  69

                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01.      Termination .............................................  69
SECTION 7.02.      Effect of Termination ...................................  71
SECTION 7.03.      Amendment ...............................................  71
SECTION 7.04.      Extension; Waiver .......................................  71
SECTION 7.05.      Procedure for Termination or Amendment ..................  72

                                      (ii)

                                  ARTICLE VIII

                               General Provisions

SECTION 8.01.      Nonsurvival of Representations
                    and Warranties .........................................  72
SECTION 8.02.      Notices .................................................  72
SECTION 8.03.      Definitions .............................................  73
SECTION 8.04.      Interpretation ..........................................  75
SECTION 8.05.      Consents and Approvals ..................................  76
SECTION 8.06.      Counterparts ............................................  76
SECTION 8.07.      Entire Agreement; No Third-Party
                    Beneficiaries ..........................................  76
SECTION 8.08.      GOVERNING LAW ...........................................  76
SECTION 8.09.      Assignment ..............................................  76
SECTION 8.10.      Specific Enforcement;
                    Consent to Jurisdiction ................................  77
SECTION 8.11.      Severability ............................................  77

Annex I        Index of Defined Terms
Exhibit A      Restated Certificate of Incorporation of the Surviving
                Corporation

                                      (iii)

                         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated
                    as of January 15, 2003, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), LONGBOW MERGER SUB, INC., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and 3-DIMENSIONAL PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

          WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than (i) shares of Company Common Stock directly owned by Parent, Sub or the Company and (ii) the Appraisal Shares, will be converted into the right to receive $5.74 in cash;

          WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company (the "Principal Stockholders") entered into an agreement (the "Stockholder Agreement") pursuant to which the Principal Stockholders agreed to vote, approve and adopt this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Stockholder Agreement; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

          SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing

Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Ninth Restated Certificate of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Certificate shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

             (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company

Common Stock or any shares of capital stock of Parent or Sub:

             (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

             (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

             (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $5.74 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

             (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under
     Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint JPMorgan Chase or another comparable bank or trust company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund").

             (b) Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to
Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

             (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

             (d) Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

             (e) No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

             (f) Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

             (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

             (h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

                                   ARTICLE III

                         Representations and Warranties

          SECTION 3.01. Representations and Warranties of the Company. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of the Company Disclosure Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent on its face) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

             (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted and as currently proposed by its management to be conducted, except where the failure to have such government licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Certificate and its By-laws (the "Company By-laws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company and each of its Subsidiaries, the Board of Directors of the Company and each of its Subsidiaries and the committees of each of such Board of Directors, in each case held since August 4, 2000 and prior to the date hereof.

             (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation and, as of the date hereof, each jurisdiction in which such Subsidiary is qualified or licensed to do business. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

             (c) Capital Structure. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Company Preferred Stock"). At the close of business on January 14, 2003, (i) 22,595,758 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 5,633,499 shares of Company Common Stock were reserved for issuance pursuant to the Equity Compensation Plan of the Company, as amended, and the 2000 Equity Compensation Plan of the Company, as amended (such plans, collectively, the "Company Stock Plans"), of which 3,884,538 shares of Company Common Stock were subject to outstanding Company Stock Options, and 47,787 shares of Company Common Stock were subject to vesting and restrictions on transfer (collectively, "Company Restricted Stock"), (iv) no shares of Company Preferred Stock were issued or outstanding or were held by the Company as treasury shares and (v) warrants to acquire 106,329 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Section 3.01(c) of the Company Disclosure Schedule and previously delivered in complete and correct form to Parent (the "Warrants") were issued and outstanding. Except as set forth above in this
     Section 3.01(c), at the close of business on January 14, 2003, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Stock Options and Warrants) that are linked to the value of Company Common Stock (collectively, "Company Stock-Based Awards"). Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of January 14, 2003, of all outstanding options to purchase shares of Company Common Stock (collectively, "Company Stock Options") under the Company Stock Plans or otherwise, and all outstanding Warrants, the number of shares of Company Common Stock (or other stock) subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof. No shares of Company Common Stock are subject to repurchase by the Company at a fixed purchase price. All outstanding Company Stock Options are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements, in each case in the forms set forth in Section 3.01(c) of the Company Disclosure Schedule, and no stock option agreement, restricted stock purchase agreement or other award agreement contains terms that are inconsistent with such forms. As of the close of business on January 14, 2003, there were outstanding Company Stock Options to purchase 1,162,531 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $2.67. As of the close of business on January 14, 2003, there were outstanding Warrants to purchase 101,829 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration. Each Company Stock Option may, by its terms, be canceled in connection with the transactions contemplated hereby for a lump sum cash payment in accordance with and to the extent required by Section 5.04(a). All Warrants may, by their terms, be canceled in exchange for a lump sum cash payment in accordance with and to the extent required by Section 5.04(b). All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options or the Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities. Except as set forth above in this Section 3.01(c), there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary of the Company or (3) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

             (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, (x) the Company Certificate or the Company By-laws or the comparable organizational documents of any of its Subsidiaries, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings, the obtaining of the Stockholder Approval and the other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

             (e) Company SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since August 4, 2000 (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time they were filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Parent shall receive a certificate signed by the chief executive officer and the chief financial officer of the Company in their capacities as such, on or prior to the Closing Date, with respect to the most recent annual report on Form 10-K and all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials filed with the SEC, in each case subsequent to the filing of the most recent Form 10-K and any amendments thereto filed prior to the date hereof and except for any such reports or proxy materials that have been certified pursuant to 18 U.S.C. Section 1350 (collectively, the "Covered Reports") stating that, to such person's knowledge, (i) no Covered Report contained an untrue statement of material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed) and (ii) no Covered Report omitted to state a material fact necessary to make the statements in such Covered Report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed). Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. None of the Subsidiaries of the Company are, or have at any time since August 4, 2000 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

             (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

             (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and except as disclosed in the Filed Company SEC Documents or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (ii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock, (iv) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any right to receive any increase in severance or termination pay, or
     (C) any entry by the Company or any of its Subsidiaries into, or any amendments of, (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement with or involving any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or (2) any agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Company Benefit Agreements"), (D) any adoption of, any amendment to or any termination of any Company Benefit Plan, or (E) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, restricted stock, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (v) any damage, destruction or loss to any tangible asset of the Company or any of its Subsidiaries, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP or (vii) any material tax election or any settlement or compromise of any material income tax liability.

             (h) Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

             (i) Contracts. Except as disclosed in the Filed Company SEC Documents and except with respect to licenses and other agreements relating to intellectual property, which are the subject of Section 3.01(p), as of the date hereof, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any contract or agreement that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or covenant restricting the Company's or any of its Subsidiaries' ability to compete or by any agreement or covenant restricting in any respect the research, development, distribution, training, sale, supply, license, marketing or manufacturing of products or services of the Company or any of its Subsidiaries.

             (j) Compliance with Laws; Environmental Matters. (i) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(l) and 3.01(n), respectively, and except as set forth in the Filed Company SEC Documents, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, "Permits"), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate as has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its Subsidiaries or any of their respective properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

            (ii) Except for those matters disclosed in the Filed Company SEC Documents and those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect:
     (A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws and has obtained and complied with all Permits required under any Environmental Laws to own, lease or operate its properties or other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted; (B) there have been no Releases or threatened Releases of Hazardous Materials in, on, under or affecting any properties currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries; (C) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of any such investigation, suit, claim, action or proceeding; (D) neither the Company nor any of its Subsidiaries has entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws. The term "Environmental Laws" means all Federal, state, local and foreign laws (including the common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or endangered species, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, poly-chlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances or
     (2) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

             (k)   Absence of Changes in Company Benefit Plans; Labor
     Relations. Except as disclosed in the Filed Company SEC Documents or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment by the Company or any of its Subsidiaries of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Company Benefit Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code. Except as disclosed in the Filed Company SEC Documents, there exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. As of the date hereof, none of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary. As of the date hereof, since August 4, 2000, neither the Company nor any of its Subsidiaries has experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

             (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans. The Company has provided to Parent complete and accurate copies of
     (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Company Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements.

            (ii) All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and have timely filed with the IRS determination letter applications with respect to "GUST" (as defined in Section 1 of Notice 2001-42), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under
     Section 307 of ERISA. In addition, all Company Pension Plans have been, or shall have been by the end of the 2002 plan year, amended to comply with the requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 which are or have become effective on or before the end of the 2002 plan year, as set forth in Notice 2001-42. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Company Pension Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any. The Company has also provided to Parent a complete and accurate list of all amendments to any Company Pension Plan as to which a favorable determination letter has not yet been received.

           (iii)   Neither the Company nor any Commonly Controlled Entity has
     (A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

            (iv) All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its Subsidiaries has received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that would give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

             (v) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (vi) With respect to each Company Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries or any of their respective employees, or any trustee, administrator or other fiduciary of such Company Benefit Plan, or any agent of the foregoing, has engaged that would reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective employees, or a trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Company Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or any of its Subsidiaries or, to the Knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Company Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

           (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded or self-insured, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company or any of its Subsidiaries at any time after the

     Effective Time. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. Neither the Company nor any of its Subsidiaries has any material obligations for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980(f) of the Code).

          (viii) None of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. The total amount of all payments and the fair market value of all non-cash benefits (other than Company Stock Options and Company Restricted Stock) that may become payable or provided to any director, officer, employee or consultant of the Company or any of its Subsidiaries under the Company Benefit Agreements (assuming for such purpose that such individuals' employment were terminated immediately following the Effective Time as if the Effective Time were the date hereof) will not exceed the amount set forth in Section 3.01(l)(viii) of the Company Disclosure Schedule.

            (ix) Neither the Company nor any of its Subsidiaries has any material liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries.

             (x) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

             (m) No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual (a "Parachute Gross Up Payment"). Section 3.01(m) of the Company Disclosure Schedule sets forth, calculated as of the date of this Agreement, (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and each other disqualified individual (defined as set forth above) whose Company Stock Options will vest pursuant to their terms in connection with the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this

     Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time) and (ii) the estimated maximum amount of "parachute payments" as defined in Section 280G of the Code that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time).

             (n) Taxes. (i) Each of the Company, its Subsidiaries and each Company Consolidated Group has filed or has caused to be filed in a timely manner (within any applicable extension period) all tax returns required to be filed with any taxing authority pursuant to the Code (and any applicable U.S. Treasury regulations) or applicable state, local or foreign tax laws. All such tax returns are complete and accurate in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. Each of the Company, its Subsidiaries and each Company Consolidated Group has paid or caused to be paid (or the Company has paid on its behalf) all taxes due and owing, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (determined in accordance with GAAP) (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (ii) No tax return of the Company or any of its Subsidiaries or any Company Consolidated Group is or has ever been under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its Subsidiaries or any Company Consolidated Group. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its Subsidiaries or any Company Consolidated

     Group. Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. No issues relating to any material amount of taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The relevant statute of limitation is closed with respect to Federal, state, local and foreign tax returns of the Company, its Subsidiaries and any Company Consolidated Group for all years through 1998. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or its Subsidiaries or any Company Consolidated Group, nor has any request been made in writing for any such extension, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

           (iii) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason, other than any amounts that are specifically reflected in a reserve for taxes on the financial statements of the Company included in the Filed Company SEC Documents.

            (iv) The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under applicable laws.

             (v) None of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

            (vi) Neither the Company nor any of its Subsidiaries has filed a consent under Section 341 of the Code concerning collapsible corporations.

           (vii) Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return other than consolidated tax returns for the consolidated group of which the Company is the common parent.

          (viii) No claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that it is, or may be, subject to a material amount of tax by that jurisdiction.

            (ix) Neither the Company nor any of its Subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

             (x)   No "ownership change" (as described in Section 382(g) of the
     Code) has occurred or will occur prior to the Effective Time that would have the effect of limiting the use of "pre-change tax losses" (as described in Section 382(d) of the Code) of the Company and its Subsidiaries following the Effective Time.

            (xi) No taxing authority has asserted any material liens for taxes with respect to any assets or properties of the Company or its Subsidiaries, except for statutory liens for taxes not yet due and payable.

           (xii) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
     Section 897(c)(2) of the Code during the applicable period specified in
     Section 897(c)(1)(A)(ii) of the Code.

          (xiii) As used in this Agreement (A) "tax" or "taxes" shall include (whether disputed or not) all (x) Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and
     (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) "Company Consolidated Group" means any affiliated group within the meaning of
     Section 1504(a) of the Code, or any other similar state, local or foreign law, in which the Company (or any Subsidiary of the Company) is or has ever been a member or any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return; (C) "taxing authority" means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (D) "tax return" or "tax returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

             (o) Title to Properties. (i) Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and valid leasehold or sublease interests or other comparable contract rights in or relating to all of its real properties and other tangible assets necessary for the conduct of its business as currently conducted and as currently proposed by its management to be conducted, except as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted and as currently proposed by its management to be conducted. All such properties and other assets, other than properties and other assets in which the Company or any of its Subsidiaries has a leasehold or sublease interest or other comparable contract right, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted and as currently proposed by its management to be conducted.

            (ii) Each of the Company and its Subsidiaries has complied in all material respects with the terms of all material leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company is a party and under which it is in occupancy are in full force and effect, except for such failure to be in full force and effect that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in possession of the properties or assets purported to be leased under all its material leases. Neither the Company nor any of its Subsidiaries has received any written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any material lease or sublease to which it is a party.

             (p) Intellectual Property. (i) Subject to Sections 3.01(p)(ii) and 3.01(p)(v), each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, software, technical know-how and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens. The Company has the legal power to convey the rights granted to it under any license for any Intellectual Property Right taken by the Company and its Subsidiaries. The Company is not subject to any contractual, legal or other restriction on the use of any Intellectual Property Rights (including Intellectual Property Rights with respect to the DiscoverWorks and Thermofluor technologies) which are owned by or licensed to the Company.

            (ii) No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products or of their respective Intellectual Property Rights) the rights of any person with regard to any Intellectual Property Right which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

           (iii) No claims are pending or, to the Knowledge of the Company, threatened with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

            (iv) Section 3.01(p)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents, registered trademarks and applications therefor, copyright registrations (if any) and, to the Knowledge of the Company, domain name registrations (if any), owned by or licensed to the Company or any of its Subsidiaries. All patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule are either (a) owned by, or are subject to an obligation of assignment to, the Company or a Subsidiary of the Company free and clear of all Liens or (b) licensed to the Company or a Subsidiary of the Company free and clear (to the Knowledge of the Company) of all Liens. The patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries are (and such applications that are licensed to the Company or any of its Subsidiaries are to the Company's Knowledge) pending and have not been abandoned, and have been and continue to be timely prosecuted. All patents, registered trademarks and applications therefor owned by the Company or any of its Subsidiaries have been (and all such patents, registered trademarks and applications licensed to the Company or any of its Subsidiaries have been to the Company's Knowledge) duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(p)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been (or, with respect to licenses, to the Company's Knowledge have been) timely filed, and all necessary maintenance fees have been (or, with respect to licenses, to the Company's Knowledge have been) timely paid to continue all such rights in effect. None of the patents listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries has (and no such patents that are licensed to the Company or any of its Subsidiaries has to the Company's Knowledge) expired or been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule and owned by the Company or any of its Subsidiaries (or to the Company's Knowledge, licensed to the Company or any of its Subsidiaries), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than as have not had or would not reasonably be expected to have a Material Adverse Effect. In the Company's opinion, there are no published patents, patent applications, articles or other prior art references that could adversely affect the validity of any patent listed in Section 3.01(p)(iv) of the Company Disclosure Schedule in a material way. To the Knowledge of the Company, each of the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries properly identifies (and to the Knowledge of the Company such patents and applications licensed to the Company or any of its Subsidiaries properly identify) each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company or any of its Subsidiaries has executed (and such inventors named on such patents and applications licensed to the Company or any of its Subsidiaries to the Company's Knowledge have executed) an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company, or in the case of licensed Patents, to the appropriate owners. To the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company or such Subsidiary under such agreement with the Company or such Subsidiary.

             (v) Section 3.01(p)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property Rights granted (i) to the Company or any of its Subsidiaries (other than software licenses for generally available software and except pursuant to employee proprietary inventions agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business), or (ii) by the Company or any of its Subsidiaries to any other person.

            (vi) The Company and its Subsidiaries have used reasonable efforts to maintain their material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

             (q) Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

             (r) State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the restrictions on "business combinations" (as defined in Section 203 of the DGCL ("Section 203")) set forth in Section 203 to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. No other state takeover statute or similar statute or regulation applies to this Agreement, the

     Stockholder Agreement, the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreement.

             (s) Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than Lazard, Freres & Co. LLC ("Lazard")), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of all accountants, brokers, financial advisors (including Lazard), legal counsel (including Morgan, Lewis & Bockius LLP, Richards, Layton & Finger and Sterne, Kessler, Goldstein & Fox P.L.L.C.), financial printers and other persons retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

             (t) Opinion of Financial Advisor. The Company has received the oral opinion of Lazard, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than Parent or Sub). A signed copy of the written opinion confirming such oral opinion will be delivered to Parent promptly after delivery thereof to the Company.

             (u) Development, Distribution, Marketing, Supply and Manufacturing Agreements. (i) Section 3.01(u) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party relating to (x) research, development, distribution, training, sale, supply, license, marketing or manufacturing that have a remaining value of $60,000 or more individually (provided that the aggregate obligations with respect to such Contracts not so scheduled shall not exceed $300,000) and (y) the distribution, in each case, by third parties of any product of the Company or any Subsidiary of the Company or any product or patent or other Intellectual Property Right licensed by the Company or any Subsidiary of the Company. Notwithstanding the foregoing, no consulting agreement shall be required to be set forth on Section 3.01(u) of the Company Disclosure Schedule pursuant to clause (x) of the immediately preceding sentence unless such consulting agreement has a remaining value of $75,000 or more individually (provided that the aggregate obligations with respect to such consulting agreements not so scheduled shall not exceed $1,000,000). The Company has made available to Parent a complete and accurate copy of each such Contract.

            (ii) Section 3.01(u)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts to which the Company or any of its Subsidiaries is a party relating to the research, development, distribution, training, sale, supply, license, marketing or manufacturing by third parties of any product of the Company or any Subsidiary of the Company or any product, patent or other Intellectual Property Right licensed by the Company or any Subsidiary of the Company, which grant an exclusive right to such third party for the research, development, distribution, supply, license, marketing or manufacturing of any such product, patent or other Intellectual Property Right.

             (v) Regulatory Compliance. (i) As to each product subject to the FDCA and the FDA regulations promulgated thereunder or similar Legal Provisions in any foreign jurisdiction that are developed, manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries (each such product, a "Medical Device", a "Biologic" or a "Drug", as the case may be), each such Medical Device, Biologic or Drug is being developed, manufactured, tested, distributed and/or marketed in compliance with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, and applications or abbreviated applications to market a new Biologic or a new Drug, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failures in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any material notice or other material communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any products of the Company or any of its Subsidiaries or (B) otherwise alleging any violation applicable to any Medical Device, Biologic or Drug by the Company or any of its Subsidiaries of any Legal Provision.

            (ii) No Medical Device, Biologic or Drug has been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States or outside the United States (whether voluntarily or otherwise). No proceedings in the United States or outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Medical Device, Biologic or Drug are pending against the Company or any of its Subsidiaries nor have any such proceedings been pending at any prior time.

           (iii) As to each Biologic or Drug of the Company or any of its Subsidiaries for which a biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been approved, the Company and its Subsidiaries are in compliance with 21 U.S.C. Sections 355, Section 626 of the Public Health Service Act or 21 C.F.R. Parts 312, 314, 600 or 601 et seq., respectively, and similar Legal Provisions and all terms and conditions of such applications, except for any such failure or failures to be in compliance which individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. As to each such drug, the Company and any relevant Subsidiary of the Company, and the officers, employees or agents of the Company or such Subsidiary, have included in the application for such drug, where required, the certification described in 21 U.S.C. Section 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. Section 335a(k)(2) or any similar Legal Provision, and each such certification and list was true, complete and correct in all material respects when made. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

            (iv) No article of any Biologic or Drug manufactured and/or distributed by the Company or any of its Subsidiaries is (A) adulterated within the meaning of 21 U.S.C. Section 351 (or similar Legal Provisions),
     (B) misbranded within the meaning of 21 U.S.C. Section 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C.
     Section 355 (or similar Legal Provisions), except for failures to be in compliance with the foregoing that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

             (v) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. Section 335a(b) or any similar Legal Provision. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any officer, employee or agent of the Company or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under
     Section 1128 of the Social Security Act or any similar Legal Provision.

            (vi) Neither the Company nor any of its Subsidiaries has received any written notice that the FDA or any other Governmental Entity has (a) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Medical Device, Biologic or Drug, (b) commenced, or threatened to initiate, any action to enjoin production of any Medical Device, Biologic or Drug or (c) to the Company's Knowledge, commenced, or threatened to initiate, any action to enjoin the production of any medical device, biologic or drug produced at any facility where any Medical Device, Biologic or Drug is manufactured, tested or packaged, except for any such action that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

           (vii) To the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting the Company or any of its Subsidiaries relating to or arising under (a) the FDCA or the regulations of the FDA promulgated thereunder or
     (b) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

             (w) Insurance. Section 3.01(w) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business) as of the date hereof, and the Company has heretofore made available to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods prior to the Closing Date. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy except for such policies, premiums, cancellations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Such policies are sufficient, in the reasonable opinion of the Company, for compliance by the Company with (i) all requirements of applicable laws and (ii) all Contracts to which the Company is a party, and each of the Company and its Subsidiaries has complied in all material respects with the provisions of each such policy under which it is an insured party. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last five (5) years. There are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

             (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

             (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under (x) the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, and in each case, in any way that would prevent, materially impede or materially delay the consummation by Parent of the

     Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation and (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

             (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             (d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

             (e) Capital Resources. Parent has sufficient cash to pay the aggregate Merger Consideration.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as consented to in writing in advance by Parent or as otherwise permitted pursuant to this Section 4.01(a)(i) through (xvi), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and as currently proposed by the Company to be conducted prior to the Closing (including in respect of research and development activities and programs) and in compliance in all material respects with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent:

             (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or agreements existing on the date hereof between the Company or any of its Subsidiaries and any director or employee of the Company or any of its Subsidiaries (complete and accurate copies of which have been heretofore delivered to Parent);

            (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Warrants, in each case outstanding on the date hereof in accordance with their terms on the date hereof);

           (iii) amend the Company Certificate or the Company By-laws or other comparable charter or organizational documents of any of the Company's Subsidiaries, except as may be required by law or the rules and regulations of the SEC or The Nasdaq Stock Market, Inc.;

            (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $60,000 or, in the aggregate, have a purchase price in excess of $300,000, except for new capital expenditures, which shall be subject to the limitations of clause (vii) below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

             (v) (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice; or (y) enter into, modify or amend any lease of property, except for modifications or amendments that are not materially adverse to the Company and its Subsidiaries taken as a whole;

            (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in respect of travel expenses in the ordinary course of business consistent with past practice;

           (vii) make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, (x) during the period beginning on the date hereof and ending on April 30, 2003, in the aggregate, are in excess of $1,000,000, or (y) during the period beginning on May 1, 2003, in the aggregate, are in excess of $300,000 during any calendar month;

          (viii) except as required by law or any judgment, (v) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any indebtedness, (x) waive or assign any claims or rights of substantial value or (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement to which the Company or any of its Subsidiaries is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party;

            (ix) enter into any Contracts relating to the research, clinical trial, development, distribution, training, sale, supply, license, marketing, co-promotion or manufacturing by third parties of products of the Company or any Subsidiary of the Company or products licensed by the Company or any Subsidiary of the Company, or the Intellectual Property Rights of the Company or any Subsidiary of the Company, which, individually, has a value in excess of $60,000 or, in the aggregate, have a value in excess of $300,000;

             (x) enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

            (xi) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

           (xii) enter into any Contract containing any restriction on the ability of the Company or any of its Subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

          (xiii) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company or any of its Subsidiaries;

           (xiv) except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or to comply with any Contract or Company Benefit Agreement entered into prior to the date hereof (complete and accurate copies of which have been heretofore delivered to Parent), (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Company Benefit Plan or (II) any Company Benefit Agreement or other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, except for planned salary increases and payment of bonuses, each as described in Section 4.01(a)(xiv) of the Company Disclosure Schedule, (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement, other than as contemplated in clause
     (B), (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries,
     (E) grant any awards under any
     bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options, Company Restricted Stock, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Company Benefit Agreements, Company Benefit Plans or agreements or awards made thereunder), other than as contemplated in clause
     (B), (F) amend or modify any Stock Option or Warrant, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

            (xv) except as required by GAAP, revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices; or

           (xvi) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

             (b) Other Actions. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

             (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

             (d) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file all tax returns ("Post-Signing Returns") required to be filed by or on behalf of each such entity; (ii) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed;
(iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount of tax and not settle or compromise any such Action without Parent's consent; (v) not make any material tax election or settle or compromise any material tax liability, other than with Parent's consent or other than in the ordinary course of business; and
(vi) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices with respect to taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company and in a

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                                                                              53

manner that does not distort taxable income (e.g. by deferring income or accelerating deductions), provided that no Post-Signing Returns shall be filed with any taxing authority without Parent's prior written consent.

          SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 4.02(a) by the Company. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with
Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (which need not restrict

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                                                                              54

such person from making an unsolicited Takeover Proposal) not less restrictive of such person than the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

          The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement and the Stockholder Agreement.

          The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably

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                                                                              55

capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

             (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after the fourth business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new four business day period). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of the Company shall take into account any changes to the financial terms

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                                                                              56

of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

             (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to any material term thereof) of any such Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any Takeover Proposal.

             (d) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of Directors' duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

                                    ARTICLE V

                              Additional Agreements

          SECTION 5.01. Preparation of the Proxy Statement; Stockholders' Meeting. (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent; provided, that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after the Proxy Statement is transmitted to Parent for its review.

             (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Sections 4.02(b) and 4.02(d), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this
Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or
(ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement; provided, however, that no breach of this
Section 5.01(b) shall be deemed to have occurred if the Company adjourns or postpones the Stockholders' Meeting for a reasonable period of time, each such period of time not to exceed ten business days, provided that (x) at the time of such adjournment or postponement the Board of Directors shall be prohibited by the terms of this Agreement from making a Company Adverse Recommendation Change, and the Stockholders' Meeting is then scheduled to occur within four business days of the time of such adjournment or postponement or (y) at the time the Board of Directors announces a Company Adverse Recommendation Change, the Stockholders' Meeting is then scheduled to occur no later than ten business days from the date of such Company Adverse Recommendation Change; provided that the Company may not adjourn or postpone the Stockholders' Meeting pursuant to this clause (ii) more than two times or for more than fifteen business days in the aggregate.

          SECTION 5.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent
(a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement dated as of October 16, 2002, as amended December 19, 2002, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

          SECTION 5.03. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its

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                                                                              59

commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties; provided that none of the Company, Parent or Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. In connection with and without limiting the foregoing, the Company and Parent shall duly file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. The HSR Filing shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. The Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms

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                                                                              60

contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, the Company or any of their respective Subsidiaries.

          SECTION 5.04. Company Stock Options; Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

             (i) adjust the terms of all outstanding Company Stock Options and Company Restricted Stock, whether vested or unvested, as necessary to provide that the restrictions on outstanding Company Restricted Stock shall lapse, so that the Company Restricted Stock shall become fully vested, before the Effective Time, the Company Stock Options will become fully exercisable and may be exercised before the Effective Time, and, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall then become entitled to receive, as soon as practicable following the Effective Time, a single lump sum cash payment equal to the product of (1) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised and (2) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; and

            (ii) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

             (b) As soon as practicable following the date of this Agreement, the Board of Directors of the Company shall adopt such resolutions or take such other actions (if any) as may be required to provide that each Warrant outstanding immediately prior to the Effective Time shall be canceled in exchange for a lump sum cash payment equal to (i) the

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                                                                              61

product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the Merger Consideration, minus (ii) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the per share exercise price of such Warrant (provided that if such calculation results in a negative number, the lump sum cash payment shall be deemed to be $0). Such payment shall be made promptly following the Effective Time. All amounts payable pursuant to this Section 5.04(b) shall be subject to any required withholding of taxes and shall be paid without interest. The Company has obtained all consents of the holders of the Warrants necessary to effectuate the foregoing.

             (c) All amounts payable to holders of the Company Stock Options pursuant to Section 5.04(a) shall be subject to any required withholding of Taxes and shall be paid without interest as soon as practicable following the Effective Time.

             (d) The Company shall ensure that following the Effective Time, no holder of a Company Stock Option (or former holder of a Company Stock Option) or any participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including "phantom" stock or stock appreciation rights).

          SECTION 5.05. Indemnification, Advancement of Expenses, Exculpation and Insurance. (a) Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

             (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or

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                                                                              62

surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

             (c) For six years after the Effective Time, Parent shall maintain (directly or indirectly through the Company's existing insurance programs) in effect the Company's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's directors' and officers' liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may (i) substitute therefor policies of Parent containing terms with respect to coverage (including as coverage relates to deductibles and exclusions) and amount no less favorable to such directors and officers or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided further, however, that in satisfying its obligation under this Section 5.05(c), neither the Company nor Parent shall be obligated to pay more than $3,000,000 in the aggregate to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for $3,000,000 or less in the aggregate, Parent shall be obligated to provide such coverage as may be obtained for such $3,000,000 aggregate amount.

             (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          SECTION 5.06. Fees and Expenses. (a) Except as provided in paragraph
(b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this

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                                                                              63

Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

             (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e) or (ii) (A) prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal,
(B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders' Meeting has not been held) or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $5,480,000 (the "Termination Fee") by wire transfer of same-day funds on the first business day following (x) in the case of a payment required by clause (i) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C).

             (c) The Company and Parent acknowledge and agree that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

          SECTION 5.07. Public Announcements. Except with respect to any Company Adverse Recommendation Change, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and

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                                                                              64

comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that all formal Company employee communication programs or announcements with respect to the transactions contemplated by this Agreement shall be in the forms mutually agreed to by the parties (such agreement not to be unreasonably withheld or delayed). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          SECTION 5.08. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Stockholder Agreement, and no such settlement shall be agreed to without Parent's prior written consent.

          SECTION 5.09. Employee Matters. (a) Subject to applicable collective bargaining agreements, for a period of not less than twelve months following the Effective Time, the employees of the Company who remain in the employment of the Surviving Corporation and its Subsidiaries (the "Continuing Employees") shall receive employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the employees of the Company immediately prior to the Effective Time; provided that neither Parent nor the Surviving Corporation nor any of their Subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided, further, that no plans or arrangements of the Company or any of its Subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

             (b) For a period of not less than twelve months following the Effective Time, the Continuing Employees shall receive immigration benefits that are generally comparable to the immigration benefits currently provided to the employees of the Company pursuant to the program set forth on Section 5.09(b) of the Company Disclosure Schedule.

             (c) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

             (d) Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent (i) for purposes of vesting (but not benefit accrual) under Parent's defined benefit pension plan, (ii) for purposes of eligibility for vacation under Parent's vacation program, (iii) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan) and (iv) unless covered under another arrangement with or of the Company, for benefit accrual purposes under Parent's severance plan (in the case of each of clauses (i), (ii), (iii) and (iv), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.

             (e) Subject to applicable collective bargaining agreements, with respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          SECTION 5.10. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing

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                                                                              66

Subject Shares that may be tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) to the Company for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF 3-DIMENSIONAL PHARMACEUTICALS, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF JANUARY 15, 2003, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF 3-DIMENSIONAL PHARMACEUTICALS, INC.".

          SECTION 5.11. Consents and Other Action. The Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to accomplish the items set forth on Section 5.11 of the Company Disclosure Schedule.

                                   ARTICLE VI

                              Conditions Precedent

          SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

             (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

             (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

             (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or would reasonably be expected to have a Material Adverse Effect.

          SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the

Merger are further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

             (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

             (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

             (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, or by any other person having a reasonable likelihood of prevailing in a manner contemplated in clauses (i), (ii) or (iii) below, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company,

     Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

             (d) Restraints. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

             (e) Certain Employees. No fewer than 80% of the employees of the Company listed in Section 6.02(e) of the Company Disclosure Schedule shall be actively employed in scientific and/or technical capacities by the Company on the Closing Date.

             (f) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all consents, approvals, authorizations, qualifications and orders of third parties required in connection with this Agreement and the transactions contemplated by this Agreement including (i) those consents specifically identified on Section 6.02(f) of the Company Disclosure Schedule and (ii) those consents to assignments of material Contracts and material Intellectual Property Rights except for those the failure of which to be obtained individually or in the aggregate would not reasonably be expected to (A) restrain or prohibit the consummation of the Merger or (B) prohibit or limit in any material respect the ownership or operation or effective control by Parent of any portion of the business or assets of the Company and its Subsidiaries, taken as a whole.

          SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

             (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

             (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

             (a)   by mutual written consent of Parent, Sub and the Company;

             (b)   by either Parent or the Company:

                         (i) if the Merger shall not have been consummated on or
             before June 15, 2003; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

                        (ii) if any Restraint having any of the effects set
             forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

                       (iii) if the Stockholder Approval shall not have been
             obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

             (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent or (ii) if any Restraint having the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

             (d) by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; or

             (e) by Parent, in the event that prior to the obtaining of the Stockholder Approval (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following a Takeover Proposal.

          SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               General Provisions

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 8.02. Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub, to:

               Johnson & Johnson
               One Johnson & Johnson Plaza
               New Brunswick, NJ 08933

               Telecopy No.:  (732) 524-2788

               Attention:  John T. Crisan
               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.:  (212) 474-3700

               Attention:  Robert I. Townsend, III, Esq.

          if to the Company, to:

               3-Dimensional Pharmaceuticals, Inc.
               Three Lower Makefield Corporate Center
               1020 Stony Hill Road, Suite 300
               Yardley, PA 19067

               Telecopy No.:  (267) 757-7204

               Attention:  David C. U'Prichard
                           Melinda Rudolph

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1111 Pennsylvania Avenue, N.W.
               Washington, D.C. 20004

               Telecopy No.:  (202) 739-3001

               Attention:  Linda L. Griggs, Esq.

          SECTION 8.03. Definitions. For purposes of this Agreement:

             (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

             (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers (which in the case of the Company shall be deemed to include, for purposes of this definition, solely those persons listed in

     Section 8.03(b) of the Company Disclosure Schedule) after making due inquiry of the other executives and managers having primary responsibility for such matter;

             (c) "Material Adverse Change" or "Material Adverse Effect" means any (i) change, (ii) effect, (iii) event, (iv) occurrence, (v) state of facts or (vi) development or developments which individually or in the aggregate would reasonably be expected to result in any change or effect, that (A) is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided, that for purposes of analyzing whether any change, effect, event, occurrence, state of facts or development constitutes a "Material Adverse Change" or "Material Adverse Effect" under this definition, the parties agree that (x) materiality shall be analyzed from the viewpoint of whether there is a significant likelihood that the disclosure of such state of facts, change, development, effect, condition or occurrence would be viewed by a reasonable investor as having significantly altered the total mix of information about the Company and its Subsidiaries available to such investor if the total mix of such information consisted solely of (I) the representations and warranties of the Company contained in this Agreement,
     (II) the Filed Company SEC Documents and (III) the Company Disclosure Schedule to the extent readily apparent on its face to be applicable to the analysis of whether a Material Adverse Change or a Material Adverse Effect has occurred or would reasonably be expected to occur, and (y) the analysis of materiality shall not be limited solely to the standpoint of a long-term investor; provided, further, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change: (a) any change relating to the United States economy or securities markets in general, (b) any failure, in and of its itself, by the Company to meet any internal or published projections, forecasts, or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change) and (c) any adverse change, effect, event, occurrence, state of facts or development reasonably attributable to conditions affecting the industry in which the Company participates (other than as may arise or result from regulatory action by a Governmental Entity), so long as the effects do not disproportionately impact the Company;

             (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

             (e) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

          SECTION 8.05. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

          SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and
Section 5.05, are not intended to confer upon any person other than the parties any legal or equitable rights or remedies.

          SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.10. Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

          SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                            JOHNSON & JOHNSON,

                              by
                                ------------------------------------------------
                                Name:
                                Title:


                            LONGBOW MERGER SUB, INC.,

                              by
                                ------------------------------------------------
                                Name:
                                Title:


                            3-DIMENSIONAL PHARMACEUTICALS, INC.,

                              by
                                ------------------------------------------------
                                Name:
                                Title:

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             Index of Defined Terms

Term
----

Acquisition Agreement............................................Section 4.02(b)
Actions..........................................................Section 4.01(d)
Affiliate........................................................Section 8.03(a)
Agreement...............................................................Preamble
Appraisal Shares.................................................Section 2.01(d)
Biologic......................................................Section 3.01(v)(i)
Certificate......................................................Section 2.01(c)
Certificate of Merger...............................................Section 1.03
Class Action Suit................................................Section 3.01(h)
Closing.............................................................Section 1.02
Closing Date........................................................Section 1.02
Code.............................................................Section 2.02(h)
Commonly Controlled Entity.......................................Section 3.01(k)
Company.................................................................Preamble
Company Adverse Recommendation Change............................Section 4.02(b)
Company Benefit Agreements.......................................Section 3.01(g)
Company Benefit Plans............................................Section 3.01(k)
Company By-laws..................................................Section 3.01(a)
Company Certificate..............................................Section 1.05(a)
Company Common Stock....................................................Preamble
Company Consolidated Group.......................................Section 3.01(n)
Company Disclosure Schedule.........................................Section 3.01
Company Pension Plan.............................................Section 3.01(l)
Company Preferred Stock..........................................Section 3.01(c)
Company Restricted Stock.........................................Section 3.01(c)
Company SEC Documents............................................Section 3.01(e)
Company Stock-Based Awards.......................................Section 3.01(c)
Company Stock Options............................................Section 3.01(c)
Company Stock Plans..............................................Section 3.01(c)
Confidentiality Agreement...........................................Section 5.02
Continuing Employees.............................................Section 5.09(a)
Contract.........................................................Section 3.01(d)
Covered Reports..................................................Section 3.01(e)
DGCL................................................................Section 1.01
Drug.............................................................Section 3.01(v)
Effective Time......................................................Section 1.03
Environmental Laws...............................................Section 3.01(j)
ERISA............................................................Section 3.01(j)
Exchange Act.....................................................Section 3.01(d)
Exchange Fund....................................................Section 2.02(a)
FDA..............................................................Section 3.01(j)
FDCA.............................................................Section 3.01(j)
Filed Company SEC Documents......................................Section 3.01(e)
GAAP.............................................................Section 3.01(e)
Governmental Entity..............................................Section 3.01(d)
Hazardous Materials..............................................Section 3.01(j)
HSR Act..........................................................Section 3.01(d)
HSR Filing..........................................................Section 5.03
Intellectual Property Rights.....................................Section 3.01(p)
IRS..............................................................Section 3.01(l)
Knowledge........................................................Section 8.03(b)
Lazard...........................................................Section 3.01(s)
Legal Provisions.................................................Section 3.01(j)
Liens............................................................Section 3.01(b)

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

Term
----

Material Adverse Change .........................................Section 8.03(c)
Material Adverse Effect  ........................................Section 8.03(c)
Medical Device...................................................Section 3.01(v)
Merger..................................................................Preamble
Merger Consideration.............................................Section 2.01(c)
Notice of Adverse Recommendation.................................Section 4.02(b)
Parachute Grass Up Payment.......................................Section 3.01(m)
Parent..................................................................Preamble
Paying Agent.....................................................Section 2.02(a)
Permits..........................................................Section 3.01(j)
person...........................................................Section 8.03(d)
Post-Signing Returns.............................................Section 4.01(d)
Primary Company Executives.......................................Section 3.01(m)
Principal Stockholders..................................................Preamble
Proxy Statement..................................................Section 3.01(d)
Representatives..................................................Section 4.02(a)
Release..........................................................Section 3.01(j)
Restraints.......................................................Section 6.01(c)
SEC..............................................................Section 3.01(d)
Section 203......................................................Section 3.01(r)
Section 262......................................................Section 2.01(d)
Securities Act...................................................Section 3.01(e)
Stockholder Agreement...................................................Preamble
Stockholder Approval.............................................Section 3.01(q)
Stockholders' Meeting............................................Section 5.01(b)
Sub.....................................................................Preamble
Subsidiary.......................................................Section 8.03(e)
Superior Proposal................................................Section 4.02(a)
Surviving Corporation...............................................Section 1.01
Takeover Proposal................................................Section 4.02(a)
taxes............................................................Section 3.01(n)
taxing authority.................................................Section 3.01(n)
tax returns......................................................Section 3.01(n)
Termination Fee..................................................Section 5.06(b)
Warrants.........................................................Section 3.01(c)

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                      Restated Certificate of Incorporation
                          of the Surviving Corporation

          FIRST: The name of the corporation (hereinafter called the "Corporation") is 3-Dimensional Pharmaceuticals, Inc.

          SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporate Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

          FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

          SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the

Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

          SEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

          The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the

Corporation shall have the right to approve the party making such undertaking.

          EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                                                         ANNEX B

                             STOCKHOLDER AGREEMENT

                                                                  EXECUTION COPY

                    STOCKHOLDER AGREEMENT dated as of January 15, 2003, (this
               "Agreement"), among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS Parent, Longbow Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Sub"), and 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS each Stockholder owns the number of shares of common stock, par value $.001 per share, of the Company, (the "Company Common Stock"), set forth opposite his, her or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by the Stockholders listed under the subheading "Directors and Officers" on Schedule A attached hereto (collectively, the "Management Stockholders") after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares" of such Stockholder);

          WHEREAS the Board of Directors of the Company has approved the terms of this Agreement as set forth in the Merger Agreement; and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

          NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual promises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

          1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself, herself or itself as follows:

          (a) Authority, Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the Subject Shares of the Stockholder under, (i) any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding or instrument, (collectively, "Contracts") to which the Stockholder is a party or by which any of the Subject Shares of the Stockholder is bound or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any judgment, order or decree (collectively, "Judgment") or any statute, law, ordinance, rule or regulation (collectively, "Applicable Law") applicable to the Subject Shares of the Stockholder. No consent, approval, order or authorization (collectively, "Consent") of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder that is unique to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable to the Stockholder's receipt in the Merger of the Merger Consideration, (ii) such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and
(iii) where the failure to obtain such Consent or action, or to make such registration, declaration or filing, could not reasonably be expected to prevent, materially impede or delay the performance by the Stockholder of its obligations under this Agreement. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (b) The Subject Shares. The Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. Each Management Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto. Other than with respect to the Note and Pledge Agreement dated as of March 15, 2000 between David C. U'Prichard and the Company, the Stockholder has the sole right to vote such Subject Shares (except to the extent that such Subject Shares are issuable upon the exercise of options or Warrants that have not been exercised by such Stockholder), and, except as contemplated by this Agreement, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.

          2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent (i) is duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and (ii) has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement, and, assuming this. Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, (i) the Certificate of Incorporation or By-laws of Parent, (ii) any Contract to which Parent is a party or by which any properties or assets of Parent are bound in any way that would prevent the consummation by Parent of the transactions contemplated by this Agreement or (iii) subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Applicable Law applicable to Parent or the properties or assets of Parent, in any way that would prevent the consummation by Parent of the transactions contemplated by this Agreement. No Consent of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

          3. Covenants of each Stockholder. Each Stockholder, acting as a stockholder of the Company (or warrantholder of the Company with respect to Section 3(h)) and not as an officer or director of the Company, severally and not jointly, agrees as follows:

          (a) Without in any way limiting each Stockholder's right to vote its Subject Shares in its sole discretion with respect to any other matters, at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by executing a written consent if requested by Parent, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's Ninth Restated Certificate of Incorporation or By-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

          (c) The Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), consent to any Transfer of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares (or any interest therein) to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares other than pursuant to this Agreement and shall not commit or agree to take any of the foregoing actions. The Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject Shares in a voting trust. Nothing contained in this Section 3(c) shall prohibit any sale, transfer or assignment of Subject Shares by a Management Stockholder to members of such Management Stockholder's family, a family trust of such Management Stockholder or a charitable institution if the transferee of such Subject Shares agrees in writing to be bound by the terms hereof and notice of such sale, transfer or assignment, including the name and address of the purchaser, transferee or assignee, is delivered to Parent prior to such sale, transfer or assignment.

          (d) The Stockholder shall not, nor shall it authorize or permit (to the extent that it has the power not to permit) any employees or Affiliates of, or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative of, the Stockholder (collectively, the "Stockholder Representatives") to, directly or indirectly through any person or entity, (i) solicit, initiate or encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal or
(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Stockholder Representative of such Stockholder shall be a breach of this Section 3(d) by such Stockholder. The Stockholder shall promptly advise Parent orally and in writing of any Takeover Proposal or inquiry made to the Stockholder with respect to any Takeover Proposal.

          (e) Until the earlier of (i) the consummation of the Merger and (ii) termination of the Merger Agreement pursuant to its terms, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement, the Merger or any other transaction contemplated by this Agreement or the Merger Agreement without the prior written consent of Parent, except as may be required by Applicable Law.

          (f) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

          (g) The Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other Applicable Law in connection with the Merger.

          (h) As set forth on Schedule B attached hereto, each Stockholder who also holds Warrants exercisable for Company Common Stock (as set forth opposite his, her or its name on Schedule B attached hereto) hereby consents to the lump sum cash payment as specified in Section 5.04(b) of the Merger Agreement and the concurrent cancelation of such Warrants. The Stockholder does not own, of record or beneficially, any Warrants exercisable for Company Common Stock other than the Warrants set for opposite his, her or its name on Schedule B attached hereto.

          4.   Grant of Irrevocable Proxy; Appointment of Attorney-in-Fact.

          (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Tom Heyman, Michael Jackson and John T. Crisan, in their respective capacities as officers or authorized representatives of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, and any individual designated in writing by any of them, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal and (iii) against any amendment of the Company's Ninth Restated Certificate of Incorporation or By-laws, or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

          (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

          (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 7.

          5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          6. Additional Matters. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and that each certificate representing such Subject Shares will be inscribed with a legend to such effect. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Management Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder. Notwithstanding any provision in this Agreement to the contrary, nothing herein shall require or be deemed to require the exercise of, or give any person other than the Stockholder the power to exercise, any option to purchase Company Common Stock or any Warrants held at any time by such Stockholder, it being understood that the foregoing shall in no way limit the provisions of Section 3(h) herein.

          (b) Each Stockholder agrees that such Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with
Section 5.10 of the Merger Agreement.

          (c) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such a director or officer of the Company. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any Stockholder or any employee or Affiliate of any Stockholder in his or her capacity as an officer or director of Company to the extent not prohibited by the Merger Agreement.

          7. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement or (iii) at the option of any Stockholder, the execution or granting of any amendment, modification, change or waiver with respect to the Merger Agreement subsequent to the date of this Agreement that results in any decrease in the price to be paid per share for the shares of Company Common Stock. Nothing in this Section 7 shall relieve or otherwise limit the liability of any party for breach of this Agreement.

          8. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with
Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

          (c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this

Agreement, they shall be deemed to be followed by the words "without limitation".

          (d) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to each Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any legal or equitable rights or remedies.

          (f) GOVERNING LAW; CAPITALIZED TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT.

          (g) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

          9. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

          10. Assignment. Subject to Section 3(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholders, and any assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                  JOHNSON & JOHNSON,


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                  [Signature pages of the Stockholders follow]

                                  Healthcare Ventures III, L.P.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  Healthcare Ventures IV, L.P.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  Healthcare Ventures V, L.P.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  Healthcare Ventures VI, L.P.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  Rho Management Trust II

                                  By:  Rho Capital Partners,
                                  Inc., Investment Advisor


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  David C. U'Prichard


                                  ----------------------------------------------


                                  F. Raymond Salemme


                                  ----------------------------------------------


                                  John M. Gill


                                  ----------------------------------------------


                                  Roger F. Bone


                                  ----------------------------------------------


                                  Scott M. Horvitz


                                  ----------------------------------------------

                                  Brian R. MacDonald


                                  ----------------------------------------------


                                  Kathy A. Quay


                                  ----------------------------------------------


                                  Melinda P. Rudolph


                                  ----------------------------------------------

                                   SCHEDULE A

                                                         Number of
            Name and                                      Shares
           Address of                                 of Common Stock
           Stockholder                                Owned of Record
---------------------------------                     ---------------

Healthcare Ventures III, L.P                             2,706,453
44 Nassau Street
Princeton, NJ 08542-4511
Attn: James Cavanaugh

Healthcare Ventures IV, L.P                                794,780
44 Nassau Street
Princeton, NJ 08542-4511
Attn: James Cavanaugh

Healthcare Ventures V, L.P.                                310,497
44 Nassau Street
Princeton, NJ 08542-4511
Attn: James Cavanaugh

Healthcare Ventures VI, L.P.                               697,039
44 Nassau Street
Princeton, NJ 08542-4511
Attn: James Cavanaugh

Rho Management Trust II                                  2,285,283
c/o Rho Capital Partners, Inc.
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, NY 10019
Attn: Joshua Ruch

Directors and Officers

  Roger F. Bone                                             55,179
  797 Garfield Avenue
  Bridgewater, NJ 08807

  John M. Gill                                                   0
  409 Chester Road
  Devon, PA 19333

  Scott M. Horvitz                                          53,571
  7 Timber Knoll Drive
  Washington Crossing, PA 18977

  Brian R. MacDonald                                             0
  280 South Roberts Road
  Bryn Mawr, PA 19010

  Kathy A. Quay                                                  0
  1112 Bodine Road
  Chester Springs, PA 19425

  Melinda P. Rudolph                                             0
  667 Washington Avenue
  Haddonfield, NJ 08033-3435

  F. Raymond Salemme                                       299,014
  1970 Timber Lakes Drive
  Yardley, PA 19067

  David C. U'Prichard                                      254,784
  121 Pine Street
  Philadelphia, PA 19106
                                                      ---------------

                                           Total         7,456,600

                                   SCHEDULE B

                                                     Number of Shares
                                  Number             of Common Stock
                                  of                  Underlying the
Name of Stockholder               Warrants              Warrants
--------------------------        --------           ----------------

  Rho Management Trust II          101,829                 101,829

                                                                         ANNEX C

                                                                January 15, 2003

The Board of Directors
3-Dimensional Pharmaceuticals, Inc.
665 Stockton Drive, Suite 104
Exton, PA 19341-1151

Dear Members of the Board:

     We understand that 3-Dimensional Pharmaceuticals, Inc. (the "Company"), Johnson & Johnson (the "Parent") and Longbow Merger Sub, Inc., a wholly-owned subsidiary of the Parent ("Sub"), have entered into an Agreement and Plan of Merger, dated as of January 15, 2003 (the "Agreement"), pursuant to which Sub will merge with and into the Company (the "Merger"). Pursuant to the Merger, the shares of common stock of the Company, par value $.001 per share (the "Company Common Stock"), issued and outstanding immediately prior to the effective time of the Merger, other than shares of the Company Common Stock held in the treasury of the Company, shares of the Company Common Stock held by the Parent or Sub and shares of the Company Common Stock held by any holder who is entitled to demand and properly demands appraisal of such shares ("Dissenting Shares"), will be converted into the right to receive $5.74 per share in cash (the "Merger Consideration"). The terms and condition of the Merger are set out more fully in the Agreement.

     You have requested our opinion as to the fairness as of the date hereof, from a financial point of view, to the Holders of the Company Common Stock (as defined below) of the Merger Consideration to be received by such Holders of the Company Common Stock. The "Holders of the Company Common Stock" shall be defined as all holders of the Company Common Stock other than the Company, the Parent, Sub, any affiliates of the Parent or Sub or any holders of Dissenting Shares. In connection with this opinion, we have:

          (i) Reviewed the financial terms and conditions of the Agreement;

          (ii) Analyzed certain historical business and financial information relating to the Company;

          (iii) Reviewed various financial forecasts and other data provided to us by the management of the Company relating to its business and publicly available forecasts prepared by nationally recognized research analysts who report on the Company;

          (iv) Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company and the strategic objectives of the Company;

          (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to that of the Company;

          (vii) Reviewed the historical stock prices and trading volumes of the Company Common Stock; and

          (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency or fair value of the Company. With respect to financial forecasts provided to us by the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we are not opining as to the prices at which the Company Common Stock will trade before the consummation of the Merger.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Merger.

     Though we discussed a variety of strategic possibilities with the Company and had certain conversations with third parties regarding their possible interest in a strategic transaction or relationship with the Company, we did not initiate or complete a process to solicit third party indications of interest in a sale transaction.

     Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. We have in the past provided investment banking services to the Company for which we have received customary fees. In addition, in the ordinary course of our business, we may actively trade shares of the Company Common Stock and the common stock of the Parent and other securities of the Company and the Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors, and our opinion is rendered to the Company's Board of Directors in connection with its consideration of the Merger. This opinion does not address the merits of the underlying decision by the Company to engage in the Merger and is not intended to and does not constitute a recommendation to any holder of the Company Common Stock as to how such holder should vote with respect to the Merger or any matter relating thereto. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the Holders of the Company Common Stock is fair to the Holders of the Company Common Stock from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By
                                            ------------------------------------
                                             Stephen Sands
                                             Managing Director

                                                                         ANNEX D

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY                                                                      PROXY
                        SPECIAL MEETING OF STOCKHOLDERS

                                       OF

                      3-DIMENSIONAL PHARMACEUTICALS, INC.

                                           , 2003

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF 3-DIMENSIONAL
                             PHARMACEUTICALS, INC.

    The undersigned, having read the Notice of Special Meeting of Stockholders
and the Proxy Statement dated        , 2003, receipt of which are hereby
acknowledged, hereby appoint(s) David U'Prichard, Ph.D. and Scott M. Horvitz and each of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of 3-Dimensional Pharmaceuticals, Inc. to be held at its corporate headquarters, Three Lower Makefield Corporate Center, 1020 Stony Hill Road,
Suite 300, Yardley, PA 19067 on         , 2003 at 10:00 a.m., local time (the
"Special Meeting"), and all continuations, adjournments or postponements thereof.

    You are encouraged to specify your choices by marking the appropriate boxes. Unless otherwise marked, the proxies are appointed with the power and authority to vote the undersigned's shares "FOR" the proposals described on the reverse side of this proxy card. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible. The Board of Directors recommends a vote FOR:

        1. Adoption and approval of the Agreement and Plan of Merger, dated as of January 15, 2003 among Johnson & Johnson, Longbow Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson, and 3-Dimensional Pharmaceuticals, Inc.

             FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                                              IN THEIR DISCRETION THE PROXIES
                                              ARE AUTHORIZED AND EMPOWERED TO
                                              VOTE UPON OTHER MATTERS THAT MAY
                                              PROPERLY COME BEFORE THE SPECIAL
                                              MEETING AND ALL CONTINUATIONS,
                                              ADJOURNMENTS OR POSTPONEMENTS
                                              THEREOF, INCLUDING, IF SUBMITTED
                                              TO A VOTE OF THE STOCKHOLDERS, A
                                              MOTION TO ADJOURN THE SPECIAL
                                              MEETING TO ANOTHER TIME OR PLACE
                                              FOR THE PURPOSE OF SOLICITING
                                              ADDITIONAL PROXIES.

                                              NAME(S):
                                              ----------------------------------

                                              DATE:
                                              ----------------------------------

                                              NOTE:  Please sign your name
                                              exactly as it appears on your
                                              stock certificate(s). Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such. If a
                                              corporation, partnership or other
                                              entity, please sign in full.